Exhibit 10.7

LOAN, PLEDGE AND SECURITY AGREEMENT

THIS LOAN, PLEDGE AND SECURITY AGREEMENT (the “Loan Agreement”) is entered into this 8th day of March, 2011, by and among SOFTECH, INC., a Massachusetts corporation with offices at 59 Lowes Way, Suite 401, Lowell, Massachusetts (the “Borrower") and ONE CONANT CAPITAL, LLC, with offices at One Post Office Square, Boston, Massachusetts (the "Lender").

RECITALS

WHEREAS, the Borrower executed that certain (i) $2,900,000 Term Note, dated as of the date herein (the “Term Note”), and (ii) $300,000 Revolving Line of Credit Note, dated as of the date herein (the “Revolving Note”), both in favor of the Lender.

WHEREAS, the Borrower agreed to secure all of its obligations under the Term Note and Revolving Note, as well as all obligations under this Loan Agreement and the remaining Loan Documents, by granting Lender a security interest in all of its assets, as well as pledging sixty-five percent (65%) of the equity interests in Borrower’s wholly owned foreign subsidiaries.

WHEREAS, the Borrower and Lender agreed to enter into this Loan Agreement, which shall govern all terms, conditions, obligations and agreements under the Term Note and Revolving Note, as well as create and establish Lender’s security interests in Borrower’s assets.

AGREEMENT

In consideration of the premises and of the mutual covenants herein contained and to induce Lender to extend credit to the Borrower, the parties agree as follows:

SECTION 1

DEFINITIONS

1.1

Definitions.

Capitalized terms that are not otherwise defined herein shall have the meanings set forth in Exhibit 1.1 attached hereto. Terms not otherwise defined herein or in Exhibit 1.1 shall have the meanings ascribed to them, if any, in the Code.

SECTION 2

TERM LOAN

2.1

Term Loan.  On the date hereof the Lender shall advance Two Million Nine Hundred Thousand Dollars ($2,900,000) to the Borrower under the Term Note.  The loan proceeds will fund (i) a Two Million Seven Hundred and Fifty Thousand Dollar ($2,750,000) payment to Greenleaf Capital, (ii) payments owed by Borrower on the Closing Date under the terms of this Loan Agreement and (iii) Borrower’s operating expenses.

2.2

Single Advance of Principal.  The Lender shall advance and lend to the Borrower the entire amount of the Term Note by a single Advance on the Closing Date.

2.3

Interest Accrual.  The terms and conditions relating to the accrual of interest, accrual of default interest, late charges and payment terms are set forth in the Revolving Note.

2.4

Payment Amortization.   Commencing March 31, 2011, and continuing for thirty-five (35) months, the Borrower shall pay Lender equal monthly Principal installments of sixty thousand dollars ($60,000), plus accrued interest.  On each of September 30, 2012 and September 30, 2013, the Borrower shall pre-pay unpaid principal, in an amount equal to fifty percent (50%) of Excess Cash Flow from Borrower’s immediately preceding fiscal year which prepayment shall be applied to the principal balance of the Term Note in the inverse order of maturity thereof.

2.5

Maturity.  On February 28, 2014 (the “Term Note Maturity Date”) the Borrower shall pay the Lender all remaining unpaid principal, accrued and unpaid interest, and all other unpaid amounts due under the Term Note and this Loan Agreement, in full.

2.6

Payment Terms.  All payments hereunder and under the Term Note shall be made by the Borrower to the Lender, in United States currency, at the Lender’s address specified above, or at such other address as the Lender may specify in writing, in immediately available funds.  Each payment due shall be paid on the first day of each month, and shall be automatically deducted from the Operating Account.  If insufficient funds exist in the Operating Account to fund a payment due under the Term Note and this Loan Agreement the Borrower remains liable for such payment and shall pay it in accordance with the terms of the Term Note and herein.

2.7

Application of Payments.  Payments received before an Event of Default will be applied (i) first to fees, expenses and other amounts due under the Term Note and this Loan Agreement, (ii) second, to accrued interest under the Term Note, (iii) third to outstanding Principal under the Term Note.  Payments received after an Event of Default will be applied to the amounts due under the Term Note, this Loan Agreement and the other Loan Documents, as the Lender determines in its sole discretion.

2.8

Prepayment.  The Borrower may, from time to time at any time, pre-pay all or part of the outstanding Principal, accrued interest, accrued default interest, accrued late charges, fees, charges and expenses due under the Term Note.  If the LIBOR interest rate applies to any Principal pre-paid the Borrower shall pay the Lender the LIBOR Fee due on such pre-paid Principal.  Other than the LIBOR Fee, pre-payments of Principal are without any additional premium or penalty.  All pre-payments shall be applied to installments of principal in the inverse order of the date on which they become due.  Amounts pre-paid may not be reborrowed.

2.9

Cross Default.  A Default under any obligation of the Borrower under one or more Loan Document shall constitute a simultaneous default under the Term Note, Revolving Note and this Loan Agreement.

2.10

Loan Security.  The Term Note, this Loan Agreement and all obligations under the other Loan Documents shall be secured by a first priority security interest on all of the Collateral (subject to Permitted Liens, the “Security Interest”) on the terms set forth in Section 4.  Notwithstanding anything to the contrary in the Loan Agreement or under applicable law, if the grant of such security interest would result in the termination or breach of a Contract to which the Borrower is a party, or the Intellectual Property, then the applicable Contract or Intellectual Property will not be subject to the Security Interest and will not be considered a part of the Collateral, but in each case only to the extent, and for as long as, such relevant term is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code or any other applicable law or a consent or waiver to such grant with respect to such term is not obtained.  Immediately upon the lapse, termination, unenforceability or ineffectiveness of any such term or the grant of a consent or waiver to such grant with respect to such term, the Collateral shall include, and the Borrower shall be deemed to have automatically granted a security interest in, any such Contract or Intellectual Property.

2.11

Insurance. Prior to the date of this Loan Agreement the Borrower shall obtain insurance on all of the Collateral on the terms set forth in Section 8.4.  All such insurance policies shall contain a standard lenders loss payment endorsement, and name the Lender as the first loss payee and an additional insured, as applicable, on terms satisfactory to the Lender.  If the Borrower receives any insurance proceeds arising from the loss, damage or theft of any of its assets the Lender shall apply the amount received (i) first to amounts due under the Revolving Note in accordance with Section 3.10, (ii) second to amounts due under the Term Note in accordance with Section 2.7, (iii) third to amounts due under this Loan Agreement and (iv) fourth, to amounts due under the other Loan Documents. Notwithstanding the foregoing, if an insured loss, damage or theft of any assets having a value of ten thousand dollars ($10,000) or less, the Borrower may use the insurance proceeds received to replace or such assets, and shall apply all excess insurance proceeds in accordance with this Section 2.11.

2.12

Lenders Records and Statement of Account.  All Advances of Principal, and interest thereon, and all default interest, late charges, fees and expenses shall be recorded in the books of the Lender and shall be deemed accurate and correct, absent manifest error.  If Lender provides the Borrower with a statement of account, such statement will be presumed complete and accurate and will, absent manifest error, be definitive and binding on the Borrower, unless objected to with specificity by the Borrower in writing within thirty (30) days after receipt.

2.13

Increased Costs.  If the adoption or change in any law or regulation, or the interpretation or application thereof, or compliance by Lender with any request or directive from any central bank, governmental authority or the London interbank market shall impose either (i) a tax on the Loan Agreement, the other Loan Documents, any loan by Lender to the Borrower, (ii) or modify any reserve, special deposit, compulsory loan or similar requirement against assets, deposits or other liabilities arising from advances, loans or other extensions of credit by Lender or (iii) any other condition that results in an increase in the Lender's costs or reduces Lender's rate of return on capital, which the Lender deems material, then the Borrower shall promptly pay Lender, upon demand, additional amounts necessary to compensate Lender for such increased costs or reduced rate of return.  The protection of this Section 3.15 shall be available to the Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition provided it applies to all borrowers on a non-discriminatory basis.  Any notice from the Lender setting forth the amount or amounts necessary to compensate the Lender under this Section 3.15, when delivered to the Borrower, shall be conclusive absent manifest error.  This provision shall survive the termination of this Loan Agreement.

2.14

Success Fee. In addition to all other amounts due under the Term Note, Revolving Note, this Loan Agreement and all other Loan Documents, and regardless of whether any amounts are due under the Loan Documents, the Borrower shall pay to the Lender a fee (the "Success Fee") equal to one and one half percent (1.5%) of Borrower's Net Revenue for each fiscal quarter.  The Success Fee shall be paid in arrears forty-five (45) days after the end of each fiscal quarter, with the first Success Fee for the quarter ending May 31, 2011 due July 15, 2011.  The last Success Fee is due on the later of February 28, 2014 or forty-five (45) days after the end of the fiscal quarter during which the Borrower pays Lender all amounts due under all Loan Documents and termination of this Loan Agreement.

SECTION 3

REVOLVING LOAN

3.1

Revolving Loan.  The Lender agrees, on the terms and conditions set forth in this Loan Agreement and the Revolving Note, to make Advances of Principal under the Revolving Note to the Borrower, prior to the Revolving Note Maturity Date, in amounts such that the aggregate Principal amounts due and outstanding do not exceed Three Hundred Thousand Dollars ($300,000) (the “Revolving Maximum Amount”).

3.2

Advances. The Lender shall advance to the Borrower amounts requested under this Section 3, provided that (i) there is no Event of Default that is continuing, (ii) the amount to be advanced will not cause the aggregate of all Principal amounts due under the Revolving Note to exceed the Revolving Maximum Amount, (iii) all Advances are made prior to the Revolving Note Maturity Date and (iv) the Borrower has timely delivered to Lender all prior and the then current financial information set forth in Section 9 below, and the Covenant Compliance Certificates due under this Loan Agreement.

3.3

Maturity.  All amounts due under the Revolving Note, and all amounts due under this Loan Agreement, all other Loan Documents, in each case in respect of Advances made under the Revolving Note, shall be due and payable in full on the Revolving Note Maturity Date.

3.4

Interest Accrual.  The terms and conditions relating to the accrual of interest, accrual of default interest, late charges and payment terms are set forth in the Revolving Note.

3.5

Automatic Withdrawal to Pay Interest and Fees.  Each month all payments of interest, fees, costs and charges due under the Revolving Note will be automatically charged and deducted by the Lender from the Operating Account.  If, for any reason, there are insufficient funds in the Operating Account to make a payment, the Borrower shall remain liable and obligated to timely fund payment of interest, fees, costs and charges due in accordance with the terms of the Revolving Note, this Loan Agreement and the remaining Loan Documents.

3.6

Prepayment and Reborrowing. The Borrower may prepay some or all of the Principal due under the Revolving Note. If the LIBOR interest rate under the Revolving Note applies to any Principal the Borrower shall pay the Lender the LIBOR Rate Fee for each such pre-paid amount.  Prior to the Revolving Note Maturity Date, so long as there is no continuing Event of Default, the amount of Principal pre-paid under this Section 3.6 may be reborrowed in accordance with the terms, conditions and agreements in the Revolving Note and this Loan Agreement.

3.7

Revolving Advances.  The Lender shall make Advances under the Revolving Note to the Borrower, upon the submission of a Loan Request.  The Lender shall not consider any request for an Advance under the Revolving Note to the extent that (i) the amount requested plus all amounts due under the Revolving Note exceed the Revolving Maximum Amount, or (ii) such Advance shall trigger an Event of Default.

3.8

Borrowing Procedures.

(a)

The Borrower may request an Advance by completing and presenting a Loan Request to the Lender, via facsimile, no later than 12:00 noon (EST).  Loan Requests received on or before 12:00 noon on a Business Day shall be funded on the day of receipt.  Loan Requests received after 12:00 noon on a Business Day will be funded on the next Business Day. Each Loan Request shall be sent to the Lender at the address and facsimile number set forth on such Loan Request.  A draft copy of a Loan Request form is attached hereto as Exhibit 3.8(a).

(b)

On each Loan Request under the Revolving Note the Borrower shall represent and warrant that (i) the Advance and Loan Request under the Revolving Note will not have a Material Adverse Effect, (ii) there are no continuing Events of Default and (iii) with the Advance the aggregate of all Principal amounts due under the Revolving Note will not exceed the Revolving Maximum Amount.

(c)

On each Loan Request under the Revolving Note the Borrower shall indicate whether the interest rate on the Advance shall be a Prime Rate Loan or a LIBOR Loan.  If no interest rate election is made the Prime Rate Loan rate shall apply.

(d)

Subject to the terms and conditions herein, the Lender shall fund each qualified and approved Advance on the Business Day of Lender’s receipt of the Loan Request if such Loan Request is received on or before 12:00 noon.  If such Loan Request is received after 12:00 noon on a Business Day an approved Advance will be made on the next Business Day.

3.9

Excess Advances.  The Lender will not fund a Loan Request if the aggregate total of all Advances will exceed the Revolving Maximum Amount.  If at any time the aggregate balance of all Advances outstanding exceeds the Revolving Maximum Amount, within one (1) Business Day the Borrower shall prepay the Revolving Note so that the aggregate balance of all Advances under the Revolving Note do not exceed the Revolving Maximum Amount.  All Advances in excess of the Revolving Maximum Amount shall be controlled and governed by the terms, conditions, obligations, representations, warranties, covenants and agreements herein. The Borrower’s obligation to comply with this Section 3.9 is automatic, and the Lender has no obligation to notify the Borrower that the aggregate balance of all Advances outstanding under the Revolving Note exceeds the Revolving Maximum Amount.  Notwithstanding the foregoing, at any time the Lender has the option of notifying the Borrower that the aggregate balance of all Advances under the Revolving Note outstanding exceeds the Revolving Maximum Amount, and if such notice is given the Lender does not waive or modify any of the terms or conditions in this Loan Agreement.

3.10

Application of Amounts Paid.  Payments received before an Event of Default will be applied (i) first to fees, expenses and other amounts due under the Revolving Note and this Loan Agreement, (ii) second, to accrued interest under the Revolving Note, (iii) third to outstanding Principal under the Revolving Note.  Payments received after an Event of Default will be applied to the amounts due under the Revolving Note, this Loan Agreement and the other Loan Documents, as the Lender determines in its sole discretion.

3.11

Cross Default.  A Default under any obligation of the Borrower under one or more Loan Document shall constitute a simultaneous default under the Term Note, Revolving Note and this Loan Agreement.

3.12

Loan Security.  The Revolving Note, this Loan Agreement and all obligations under the other Loan Documents shall be secured by the Security Interest, on the terms set forth in Section 4.  Notwithstanding anything to the contrary in the Loan Agreement or under applicable law, if the grant of such security interest would result in the termination or breach of a Contract to which the Borrower is a party, or the Intellectual Property, then the applicable Contract or Intellectual Property will not be subject to the Security Interest and will not be considered a part of the Collateral, but in each case only to the extent, and for as long as, such relevant term is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code or any other applicable law or a consent or waiver to such grant with respect to such term is not obtained.  Immediately upon the lapse, termination, unenforceability or ineffectiveness of any such term or the grant of a consent or waiver to such grant with respect to such term, the Collateral shall include, and the Borrower shall be deemed to have automatically granted a security interest in, any such Contract or Intellectual Property.

3.13

Insurance. Prior to the date of this Loan Agreement the Borrower shall obtain insurance on all of the Collateral on the terms set forth in Section 8.4.  All such insurance policies shall contain a standard lenders loss payment endorsement, and name the Lender as the first loss payee and an additional insured, as applicable, on terms satisfactory to the Lender.  If the Borrower receives any insurance proceeds arising from the loss, damage or theft of any of its assets, subject to Section 2.11, the Lender shall apply the amount received (i) first to amounts due under the Revolving Note in accordance with Section 3.10, (ii) second to amounts due under the Term Note in accordance with Section 2.7, (iii) third to amounts due under this Loan Agreement and (iv) fourth, to amounts due under the other Loan Documents.

3.14

Lenders Records and Statement of Account.  All Advances of Principal, and interest thereon, and all default interest, late charges, fees and expenses shall be recorded in the books of the Lender and shall be deemed accurate and correct, absent manifest error.  If Lender provides the Borrower with a statement of account, such statement will be presumed complete and accurate and will, absent manifest error, be definitive and binding on the Borrower, unless objected to with specificity by the Borrower in writing within thirty (30) days after receipt.

3.15

Increased Costs.  If the adoption or change in any law or regulation, or the interpretation or application thereof, or compliance by Lender with any request or directive from any central bank, governmental authority or the London interbank market shall impose either (i) a tax on the Loan Agreement, the other Loan Documents, any loan by Lender to the Borrower, (ii) or modify any reserve, special deposit, compulsory loan or similar requirement against assets, deposits or other liabilities arising from advances, loans or other extensions of credit by Lender or (iii) any other condition that results in an increase in the Lender's costs or reduces Lender's rate of return on capital, which the Lender deems material, then the Borrower shall promptly pay Lender, upon demand, additional amounts necessary to compensate Lender for such increased costs or reduced rate of return.  The protection of this Section 3.15 shall be available to the Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition provided it applies to all borrowers on a non-discriminatory basis.  Any notice from the Lender setting forth the amount or amounts necessary to compensate the Lender under this Section 3.15, when delivered to the Borrower, shall be conclusive absent manifest error.  This provision shall survive the termination of this Loan Agreement.

3.16

Additional Payments.  Any sums expended by the Lender due to the Borrower’s failure to perform or comply with the Borrower’s obligations under the Term Note, the Revolving Note, this Loan Agreement or any of the other Loan Documents may be charged to the Revolving Note as an Advance and added to the amounts due under the Revolving Note and the other Loan Documents.

SECTION 4

SECURITY AGREEMENT

4.1

The Borrower’s Grant of Security Interest.  As security for the payment and performance of any and all of the Indebtedness, including without limitation all amounts due under the Term Note, Revolving Note, this Loan Agreement and all other Loan Documents, and the performance of all obligations and covenants of the Borrower hereunder and under the Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by the Borrower to Lender pursuant to the Loan Documents, the Borrower hereby pledges to Lender and grants Lender a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of the Borrower in and to the Collateral, including without limitation all security deposits and Deposit Accounts, whether now owned or hereafter acquired by the Borrower. The Borrower further grants the Lender a right of set-off against the Borrower’s property held by the Lender, now or hereinafter in the possession, custody or control or in transit to the Lender.

4.2

Exercise of Rights.  Except as set forth herein, or under applicable law, Lender shall not be obligated to exercise any degree of care greater than the degree of care as it relates to its own assets in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein of or against all other parties.  No segregation or specific allocation by Lender of specified items of Collateral against any liability of the Borrower shall waive or affect any security interest in or Lien against other items of Collateral or any of Lender's options, powers or rights under this Loan Agreement, the Loan Documents or applicable law.

4.3

Post Default Communications.  Following and during a continuing Event of Default, Lender may at any time and from time to time, with or without notice to the Borrower (i) transfer into the name of Lender or the name of Lender's nominee any of the Collateral, (ii) notify any holder of any Collateral to transfer Collateral in such party’s possession directly to the Lender and (iii) receive and direct the disposition of any proceeds of any Collateral. Once any such notice has been given to any Person, the Borrower shall not give any contrary instruction to such Person without the Lender’s written consent, until such time as the Event of Default is no longer continuing.

4.4

Waiver of Marshaling.  The Borrower waives any right it may have to require marshaling of its assets.

4.5

Continuing Duty of the Borrower.  It is expressly agreed by the Borrower that, notwithstanding anything herein to the contrary, it remains liable under each of its respective contracts, Leases and each of its licenses to which it is a party (if any), to observe and perform all of the conditions and obligations to be observed and performed thereunder.  Lender shall not have any obligation or liability under any such contract, Lease or license by reason of or arising out of this Loan Agreement, or the granting of the Liens herein, or the receipt by Lender of any payment relating to any such contract or license pursuant hereto.  The Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

4.6

Permitted Communications.  Prior to and during a continuing Event of Default the Lender may, in the name of the Borrower, or a third party, communicate (by mail, email, telephone, facsimile or otherwise) with Persons, parties to contracts or obligors in respect of Instruments, Accounts, Chattel Paper and/or payment intangibles to inquire about the amounts outstanding and status of such Instruments, Accounts, Chattel Paper and/or payment intangibles.  During a continuing Event of Default the Lender may at any time, in Lender’s own name, the name of the Borrower, or in the name of Lender’s nominee, communicate by mail, email, telephone, facsimile, email or otherwise with Persons, parties to or obligors under Instruments, Accounts, Chattel Paper and/or payment intangibles.

SECTION 5

PLEDGE OF SECURITIES and

GRANT OF SECURITY INTEREST

5.1

As security for the payment and performance of any and all of the Indebtedness, including without limitation all amounts due under the Term Note, Revolving Note, this Loan Agreement, and all other Loan Documents, and the performance of all obligations and covenants of the Borrower hereunder and under the Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by the Borrower to Lender pursuant to the Loan Documents, the Borrower hereby pledges to Lender and grants Lender a continuing security interest in and general Lien upon and right of set-off against, all right, title and interests of the Borrower in sixty-five percent (65%) of the Borrower’s Equity Interests in all of the Foreign Subsidiaries, whether now owned or hereafter created or acquired by the Borrower, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing.

5.2

The certificates for the securities covered by this Section 5 shall be delivered to the Lender, and shall be held by Lender until all Indebtedness is paid in full.

5.3

Stock powers, substantially similar to the form stock power attached hereto as Exhibit 5.3, shall be executed in blank by the Borrower and together with this Loan Agreement delivered to the Lender.

5.4

Each Active Foreign Subsidiary shall cause its respective books and corporate records to reflect the Borrower’s pledge of such Active Foreign Subsidiary’s Equity Interest.

5.5

Upon the occurrence and during a continuing Event of Default, the Lender may affect the transfer of any Equity Interests into the name of Lender, or Lender’s designee, and cause new certificates representing such securities to be issued in the name of Lender, or Lender's designee.

5.6

The Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Equity Interests.

SECTION 6

CONDITIONS PRECEDENT TO CLOSING

6.1

Conditions Precedent to Funding the Term Note and Advances Under the Revolving Note on the Closing Date, and Thereafter.  In addition to any other requirements set forth in this Loan Agreement and the other Loan Documents, Lender will not make and fund the initial and only Advance of Principal under the Term Note or the initial Advance of Principal under the Revolving Note unless and until the following conditions shall have been satisfied:

(a)

Loan Documents.  The Borrower has executed and delivered to the Lender all of the Loan Documents, all in a form and substance acceptable to the Lender;

(b)

The Borrower’s Supporting Documents.  The Borrower has delivered to Lender the following documents:

(i)

Certified resolutions of the boards of directors for the Borrower and all Active Domestic Subsidiaries, signed by the respective secretaries, or another authorized officer, or such other Person, authorizing the execution, delivery and performance of the Loan Documents;

(ii)

Good standing certificates for the Borrower and all Active Domestic Subsidiaries, certified by the appropriate government officials; and

(iii)

Certificate of Taxes, certifying that all of Borrower’s taxes have been timely paid and all tax returns, notices and extensions have been timely filed.

(c)

Recapitalization of Borrower's Equity.  All documents and agreements related to the issuance of new Equity Interests in the Borrower, purchase of such new Equity Interests by the investor group lead by Joseph P. Mullaney, have been authorized, executed and delivered, and copies of executed originals have been delivered to the Lender;

(d)

Pay Down and Amendment of Greenleaf Capital Debt.  All documents and agreements, including without limitation the Debt Forgiveness Agreement, have been authorized, executed and delivered that relate to the:

(i)

acceptance by Greenleaf Capital of a $2,750,000 cash payment and the Subordinate Promissory Note for its forgiveness of the remainder of all debt owed by the Borrower to Greenleaf Capital;

(ii)

subordination of all security interests held by Greenleaf Capital to Lender’s Security Interests that encumber the assets of the Borrower, Domestic Subsidiaries and Foreign Subsidiaries;

(iii)

termination of the amended $3,500,000 promissory note (revolving line of credit), dated March 25, 2009, held by Greenleaf Capital;

(iv)

amendment and restatement of the $8,910,528.11 promissory note (term note), dated March 25, 2009, held by Greenleaf Capital; and

(v)

amendment or termination of debt agreements and instruments covered by the Debt Forgiveness Agreement;

(e)

Subordination Agreement.  Greenleaf Capital and Borrower have executed the Subordination Agreement, in a form acceptable to the Lender and its counsel;

(f)

Deposit Accounts.  Creation of a Deposit Account at Danvers Bank, and the transfer of all net loan proceeds due the Borrower on the Closing Date shall be deposited into such Deposit Account. All Deposit Accounts which are not maintained at Danvers Bank shall be blocked and limited to (i) payment of checks dated and issued on or before the Closing Date and (ii) transfers to the Deposit Account at Danvers Bank.  Further, all such Deposit Accounts not maintained at Danvers Bank shall be closed within one hundred and eighty (180) days following the Closing Date;

(g)

Fees and Expenses.  Payment of all reasonable fees due and reimbursement of all costs incurred by Lender, and evidence of payment to other parties of all fees or costs which the Borrower is required to pay under this Loan Agreement;

(h)

Insurance. Lender's receipt of a written insurance binder which amends all of Borrower's current casualty and property insurance policies and (1) lists the Lender as first loss payee and additional insured, and (2) contains a lender’s loss payment endorsement;

(i)

Security Interests.  UCC-1/financing statements shall have been duly recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by the security interest granted by the Borrower to the Lender to secure the Borrower’s obligations under the Loan Documents; and all taxes, fees and other charges in connection with the execution, delivery and filing of such financing statements shall duly have been paid;

(j)

Material Adverse Effect.  There shall have been no change that could have a Material Adverse Effect on the condition, financial or otherwise, of the Borrower or the Collateral;

(k)

License Agreements.  Except for licenses from third parties under standard “shrink wrap”, “click through” and “off the shelf” license agreements, an acknowledgment and agreement from each licensor in favor of the Lender, under each license agreement to which the Borrower is a party, together with a true and complete copy of each license agreement;

(l)

Source Code Escrow. Borrower, Lender and a third party have executed and delivered a Source Code escrow Agreement, acceptable to the Lender, pursuant to which the Borrower transfers all of its source code, to be held by such third party as security for payment and performance of all Indebtedness and obligations under the Loan Documents;

(m)

Qualified to Do Business.  Evidence that the Borrower is duly licensed and qualified to transact business in all jurisdictions where it transacts business and/or where the character of property owned or leased by the Borrower, or the nature of the business transacted by the Borrower makes licensing or qualification necessary, except to the extent failure to be so licensed and qualified to do business will not have a Material Adverse Effect on the Borrower;

(n)

Underwriting Fee.  The Borrower has paid to the Lender the Underwriting Fee.  The Underwriting Fee is in addition to the amounts due hereunder, and shall not be credited or applied to amounts due under the Term Note or Revolving Note;

(o)

Stock Certificates and Stock Powers.  The Borrower shall deliver to the Lender all certificated Equity Interests pledged under Sections 4.1 and 5.1 herein, and all stock powers, executed in blank, which relate to such Equity Interests; and

(p)

Additional Documents.   The Borrower shall have delivered to Lender all such other opinions, documents, certificates and other assurances that Lender or its counsel may reasonably require.

SECTION 7

REPRESENTATIONS AND WARRANTIES

7.1

In order to induce Lender to enter into this Loan Agreement and to make the loans provided for herein, the Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of this Loan Agreement and the Loan Documents.  Unless otherwise specified, the following representations and warranties shall be deemed made as of the date hereof:

(a)

Valid Existence.   Borrower and each Active Subsidiary are corporations duly organized, validly existing and in good corporate standing under the laws of the jurisdictions of their respective organization, and are duly qualified or licensed to transact business in all places where the failure to be so qualified would have a Material Adverse Effect on them.

(b)

Power to Act.

 Borrower and each Active Domestic Subsidiary has the requisite power to make execute and perform the Loan Documents executed by them, and all such instruments will constitute the legal, valid and binding obligations of the Borrower and Active Domestic Subsidiaries, enforceable in accordance with their respective terms, subject only to the Borrower’s, or Active Domestic Subsidiaries' bankruptcy, insolvency, reorganization, or other similar laws relating to or staying the enforcement of remedies of creditors generally, and the effect of rules of law governing, or practices of courts with respect to, specific enforcement, injunctive relief and other equitable remedies generally.

(c)

Authority.  The execution and delivery of the Loan Documents by the Borrower and Active Domestic Subsidiaries, and performance thereof by the Borrower and Active Domestic Subsidiaries, have been duly authorized by all necessary corporate action, and do not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.

(d)

Financial Condition.  Other than as disclosed in financial statements delivered to the Lender on or prior to the date hereof, the Borrower has no material direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of such Person except as described on Exhibit 7.1(d).  All financial statements of the Borrower have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower, as of the date thereof.

(e)

Knowledge of Material Adverse Facts.  Except as set forth in Exhibit 7.1(e), the Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to the Borrower, such as general economic or industry trends) concerning the condition of the Borrower or any Active Subsidiary, which has not been fully disclosed to Lender, including any material adverse change in the operations or financial condition of the Borrower or any Active Subsidiary, since the date of the most recent financial statements delivered to Lender.

(f)

Solvency.  After giving effect to the transactions contemplated in Section 6.1(d), the Borrower and each Active Subsidiary are Solvent, and after consummation of the transactions set forth in this Loan Agreement and the other Loan Documents, after giving effect to the transactions contemplated in Section 6.1(d), the Borrower and each Active Subsidiary will be and remain Solvent.

(g)

Litigation.  Except as disclosed in Exhibit 7.1(g) (if any), there are no suits or proceedings pending, or to the knowledge of the Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting the Borrower or any Active Subsidiary, or their respective assets or properties, which if adversely determined would have a Material Adverse Effect.

(h)

Adverse Affect of Agreements.  After giving effect to the transactions contemplated in Section 6.1(d), neither the Borrower nor any of its Subsidiaries are in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which any of them are a party, or any law, regulation, decree, order or the like applicable to them.

(i)

Authorizations.   All material authorizations, consents, approvals, certificates and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by the Borrower, and each Active Subsidiary, or for the conduct of any business in which they are engaged have been duly issued and are in full force and effect, and they are not in default, nor to their respective knowledge has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over the Borrower, or any Active Subsidiary, which default would have a Material Adverse Effect on the Borrower or any Active Subsidiary.  No approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

(j)

Title.  The Borrower has good title to all of its assets and properties shown in its financial statements, free and clear of all Liens, except Permitted Liens.  The Borrower has full ownership rights in the Collateral, subject to the Permitted Liens.

(k)

Collateral.  The security interests granted to Lender herein and pursuant to any other Loan Document with the Lender (a) constitute and, as to subsequently acquired property included in the Collateral, will constitute, security interests under the Code and (b) are, and as to such subsequently acquired Collateral will be superior and prior to the rights of all third persons, now existing or hereafter arising, subject to Permitted Liens.  All of the Collateral is intended for use solely in the Borrower’s and the Subsidiaries businesses.

(l)

Taxes.  The Borrower and all Domestic Subsidiaries have filed all federal, state and local income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, FICA and ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due, or has set aside reserves to timely pay such taxes and/or assessments.  Neither Borrower nor any of the Domestic Subsidiaries are subject to any federal, state or local tax Liens, other then Permitted Liens.  Except as set forth in Exhibit 7.1(l), neither the Borrower nor any Active Domestic Subsidiary have received any notice of deficiency or other official notice of delinquent taxes. The Borrower and each Active Subsidiary, have paid all sales and excise taxes payable by them, to the extent such taxes have become due, except as set forth in Exhibit 7.1(l).

(m)

Labor Law Matters.  To the Borrower’s knowledge no goods or services have been or will be produced, provided or performed by the Borrower or any Active Subsidiary in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations applicable to the Borrower or Active Subsidiary, which will have a Material Adverse Effect on the Borrower or a Active Subsidiary.

(n)

Judgment Liens.   Except as set forth in Exhibit 7.1(n), neither the Borrower, any Active Subsidiary, nor any of their respective assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in excess of twenty-five thousand dollars ($25,000), in any jurisdiction.  Following the Closing Date and until all amounts due under the Loan Documents are paid in full, the Borrower shall amend and deliver to Lender Exhibit 7.1(n) as soon as (i) judgments and judgment liens listed therein are dismissed, satisfied and/or released and (ii) additional judgments and/or judgment liens in excess of twenty-five thousand dollars ($25,000) are entered against the Borrower or filed against its assets.

(o)

Subsidiaries.  A complete list of the Borrower’s Active Subsidiaries is set forth in Exhibit 7.1(o), a complete list of Borrower’s Inactive Subsidiaries is set forth in Exhibit 11.10, a complete list of Borrower’s Dissolved Subsidiaries is set forth in Exhibit 17.

(p)

ERISA.  The Borrower has furnished to Lender true and complete copies of the latest annual report required to be filed pursuant to Section 104 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to each employee benefit plan or other plan maintained for employees of the Borrower, and covered by Title IV of ERISA (a "Plan"), and no Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing.  For the purposes of this Loan Agreement, a "Termination Event" shall mean a "reportable event" as defined in Section 4043(c) of ERISA, or the filing of a notice of intent to terminate under Section 4041 of ERISA.  Neither the Borrower nor any of its Subsidiaries have any unfunded liability with respect to any such Plan.

(q)

Investment Company Act.   The Borrower is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

(r)

Compliance with Covenants; No Default.   The Borrower is, and upon funding of the Term Note and Revolving Note will be in compliance with all of the covenants hereof. No Event of Default has occurred and is continuing, and the execution, delivery and performance of the Loan Documents and the funding of the Revolving Note will not cause an Event of Default.

(s)

Full Disclosure.   There is no material fact, which is known by the Borrower that the Borrower has not disclosed to Lender that would have a Material Adverse Effect.  No Loan Document, nor any agreement, document, certificate or statement delivered by the Borrower to Lender, knowingly contains any untrue statement of a material fact or omits to state any material fact that is known by the Borrower that is necessary to make the other statements therein not misleading.

(t)

Warehousemen, Consignees and Bailees.  None of the Collateral is (i) stored or located in a warehouse or other location, which would give the owner, tenant, sub-landlord, sub-tenant, operator, manager or warehouseman a claim to or lien on the Collateral, (ii) in the possession or control of a third party on consignment and (iii) in the possession or control of a third party bailee.

7.2

Updates.  Following the Closing Date the Borrower shall, from time to time, deliver to Lender updated schedules to this Section 7 with respect to facts and circumstances arising after the Closing Date.  Provided that such updated schedules do not have a Material Adverse Effect, the same shall be incorporated herein.

SECTION 8

AFFIRMATIVE COVENANTS

8.1

Payment and Performance.  The Borrower will duly and punctually pay all interest and principal as and when it becomes due to the Lender under the Loan Documents, including without limitation the Term Note, the Revolving Note and this Loan Agreement, and will duly and punctually pay and perform all obligations to be paid or performed under this Loan Agreement, or pursuant to any instrument, document or agreement executed pursuant hereto, including without limitation payment of quarterly Success Fees.

8.2

Use of Loan Proceeds.

(a)

The Borrower shall use the proceeds of the Term Note to (i) pay Greenleaf Capital Two Million Seven Hundred and Fifty Thousand Dollars ($2,750,000) in partial retirement of Borrower's pre-closing secured debt, (ii) pay fees, costs and expenses due under the Term Note, Revolving Note and this Loan Agreement and (ii) working capital needs.

(b)

The Borrower shall use the proceeds of the Revolving Note to fund working capital needs.

8.3

Maintenance of Business and Collateral.   The Borrower shall maintain all of its property and assets used or useful in the conduct of its business, and keep the same in working order and condition, ordinary wear and tear, fire and casualty excepted, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits reasonably necessary for the proper conduct of their respective businesses and operation of their respective properties.  Notwithstanding the foregoing, the Borrower may transfer, sell or dispose of Collateral which is obsolete, damaged, or no longer in use, so long as the gross proceeds generated by the transfer, sale, damage or disposal of such Collateral are used to either (i) replace or repair such transferred, sold, damaged or disposed of Collateral, or (ii) re-pay amounts due under the Term Note, Revolving Note, this Loan Agreement and all other Loan Documents.

8.4

Insurance.  On or before the date of this Loan Agreement, and so long as any amount is due under any of the Loan Documents, the Borrower shall obtain and maintain property and casualty insurance on all of the Collateral, liability insurance, workers’ compensation insurance, and business interruption insurance, from good and responsible insurance companies reasonably satisfactory to Lender.  All insurance policies shall be in amounts and shall contain co-insurance and deductible provisions reasonably approved in advance by Lender.  The Lender shall be named as the creditor/loss payee in all applicable policies, under the name “ONE CONANT CAPITAL, LLC, its successor and assigns, as their interests may appear.” All such insurance may not be cancelled without less than thirty (30) days prior written notice to the Lender before the insurance will be cancelled.  If the insurance is cancelled, for any reason, the Lender may maintain the existing policy or policies or obtain new insurance.  All such premiums paid for by the Lender shall be added to, included and become the Borrower’s obligations to the Lender under this Loan Agreement, the Term Note, Revolving Note and all other Loan Documents.  The Lender reserves the right to require the Borrower, in Lender’s reasonable discretion, to obtain accounts receivable insurance.

8.5

Notice of Default.   The Borrower shall provide to Lender prompt notice of (a) the occurrence and continuance of an Event of Default and what action (if any) the Borrower is taking to correct the same, (b) any litigation or changes in existing litigation, which includes a claim or claims against the Borrower in excess of twenty-five thousand dollars ($25,000), or any judgment in excess of twenty-five thousand dollars ($25,000), against it or any of its assets, (c) any damage or loss to property in excess of twenty-five thousand dollars ($25,000), (d) any notice from taxing authorities as to claimed deficiencies in excess of twenty-five thousand dollars ($25,000) or any tax lien or any notice relating to alleged ERISA violations with respect to any Plan, (e) any ERISA Event, (f) any Termination Event, (g) any rejection, return, offset, dispute, loss or other circumstance having a Material Adverse Effect on any Collateral, (h) the cancellation or termination of, or any default under, any agreement to which the Borrower is a party, the termination of which, or default, will have a Material Adverse Effect on the Borrower, (i) any acceleration of the maturity of any Debt of the Borrower in excess of twenty-five thousand dollars ($25,000), and (j) any loss or threatened loss of licenses or permits, the loss of which will have a Material Adverse Effect on the Borrower, or its business.

8.6

Inspections.  The Borrower shall permit the Lender to inspect the Collateral, the Borrower’s business premises, business records and the Borrower’s other records and property (collectively a “Field Examination”) twice per year, so long as there is no Event of Default.  Upon an Event of Default that is continuing, or if in the Lender's commercially reasonable opinion the Borrower’s financial results have materially deteriorated, the Lender may conduct additional Field Examinations.  The Borrower shall permit Field Examinations at such times and in such manner as may be reasonably required by Lender.  The reasonable cost of all such Field Examinations shall be paid by the Borrower, become part of the Indebtedness and shall not exceed $10,000 for any one Field Examination.

8.7

Permitted Loans.  Simultaneous with a Permitted Loan the Borrower shall (i) deliver to the Lender any and all documents related to such Permitted Loan, including without limitation any and all notes evidencing such Permitted Loan (collectively “Permitted Loan Documents”), (ii) notify, in writing, each borrower under such Permitted Loan that the Lender holds a security interest in the Permitted Loan, and the Lender has possession of the Permitted Loan Documents.

8.8

Affiliate Contracts.  For avoidance of doubt, the Borrower may enter into contracts with its affiliates so long as such contracts are (i) in writing, (ii) promptly disclosed to the Lender and (iii) comply with applicable Internal Revenue Service standards and regulations.

8.9

Dissolution of Inactive Subsidiaries.  On or before one hundred and eighty (180) days after the Closing Date the Borrower shall take actions, execute and file all necessary documents and pay all necessary fees, costs and expenses to dissolve all Inactive Subsidiaries.

SECTION 9

FINANCIAL INFORMATION AND DISCLOSURES

9.1

Financial Information.  The Borrower shall maintain its books and records in accordance with GAAP.

9.2

Financial Information Furnished by The Borrower.  The Borrower shall furnish to Lender the following periodic financial information:

(a)

Monthly.

(i)

Within thirty (30) days after the end of each calendar month a management prepared balance sheet, income statement and statement of cash flows, which reflect the Borrower’s financial condition and operating results, together with all supporting schedules, and certified by the Borrower as true and correct and fairly representing the financial condition of the Borrower, and that such statements are prepared in accordance with GAAP, except without footnotes and subject to normal year-end adjustments.

(b)

Quarterly.

(i)

Within forty-five (45) days after the end of each fiscal quarter:

(A)

a management prepared consolidated balance sheet, income statement and statement of cash flows, which reflect the Borrower’s and Subsidiaries'  financial condition and operating results, together with all supporting schedules, and certified by the Borrower as true and correct and fairly representing the financial condition of the Borrower, and that such statements are prepared in accordance with GAAP, except without footnotes and subject to normal year-end adjustments; and

(B)

a Covenant Compliance Certificate that certifies and evidences Borrower’s compliance with the financial covenants set forth in Section 12 herein.  A draft Covenant Compliance Certificate is attached hereto as Exhibit 9.2(b).

(c)

Annual Statements.

(i)

Within one hundred and twenty days (120) days after the end of each fiscal year, unqualified financial statements, including a balance sheet, income statement and statement of cash flows, prepared by an accounting firm reasonably acceptable to the Lender, together with all supporting schedules, prepared in accordance with GAAP, and any management letter or letter of recommendation to and from Borrower's accounting firm; and

(ii)

Within thirty (30) days after the end of the fiscal year, a management prepared financial budget, including planned Capital Expenditures, for the upcoming fiscal year.

9.3

Other Information.   The Borrower shall furnish to the Lender such other information reasonably requested by Lender from time to time concerning the business, properties or financial condition of the Borrower.

SECTION 10

COVENANTS OF COMPLIANCE AND COLLATERAL

10.1

Maintenance of Existence and Rights.   The Borrower shall preserve and maintain its corporate existence, authority to transact business, rights and franchises, trade names, patents, copy rights, trademarks and permits material and necessary to the conduct of its business.

10.2

Payment of Taxes   The Borrower shall pay before delinquent all of its debts and taxes, except for nonpayment of taxes being actively contested in accordance with law and with proper reserves maintained on its books and records.

10.3

Compliance; Hazardous Materials.   The Borrower shall comply in all material respects with all laws, regulations, ordinances and other legal requirements applicable to it, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment, except to the extent failure to comply will not have a Material Adverse Effect.  Unless approved in writing by Lender, the Borrower shall not engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, except for ordinary and customary amounts of solvents, cleaners and similar materials used in the Borrower’s ordinary course of business in accordance with applicable laws.

10.4

Compliance with Assignment Laws.  The Borrower shall, if required by the Lender, comply with the Federal Assignment of Claims Act and any other applicable law relating to assignment of government contracts.

10.5

Compliance with Intellectual Property.  The Borrower shall maintain all of its Intellectual Property and License(s) and all of its Subsidiaries Intellectual Property and License(s), and shall actively pursue any infringement of any such Intellectual Property or License(s), in each case to the extent material to the Borrower’s business.  The Borrower shall operate its business and the Subsidiaries business so as to not knowingly infringe any patent, trademark or copyright.

10.6

Further Assurances.  The Borrower shall take such further action and provide to Lender such further assurances as may be reasonably requested to ensure compliance with the intent of this Loan Agreement and the other Loan Documents.

10.7

Covenants Regarding the Collateral and Leased Premises.  The Borrower makes the following covenants with Lender regarding the Collateral:

(a)

The Borrower will use the Collateral only in the ordinary course of its businesses, and will not permit the Collateral to be knowingly used in violation of any applicable law or policy of insurance;

(b)

The Borrower will defend the Collateral against all claims and demands of all Persons, except for Permitted Liens;

(c)

The Borrower will, at Lender 's request, use reasonable efforts to obtain and deliver to Lender such waivers as Lender may require waiving a landlord's or subsequent lien holder’s enforcement rights against the Collateral; and

(d)

The Borrower will not sell, assign, lease, transfer, pledge, hypothecate or otherwise dispose of or encumber the Collateral or any interest therein, except in the ordinary course of the Borrower’s business, except as provided for herein.

10.8

Lease Agreements.  A list of all Leases is set forth in Exhibit 10.8.

SECTION 11

NEGATIVE COVENANTS

11.1

Debt.  With the exception of Permitted Debt, the Borrower shall not incur, assume, create, and permit to exist or guarantee any non-trade Debt.

11.2

Liens.  With the exception Permitted Liens, the Borrower shall not create or permit any Liens on its property, assets, including without limitation the Collateral.

11.3

Dividends and Redemptions.  With the exception of Permitted Distributions, the Borrower shall not (i) pay or declare any dividends, including without limitation stock dividends, or other distributions, (ii) purchase, repurchase, redeem or otherwise acquire any stock or other equity interests in itself or any third party, or (iii) pay or acquire any debt subordinate to the Indebtedness, unless specifically permitted by the Lender in writing.

11.4

Loans and Other Investments.  With the exception of Permitted Distributions, and  the Permitted Loan set forth in Exhibit 11.4, the Borrower shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as “Investments”) any Person except for (i) deposits in the Lender, (ii) endorsement of negotiable instruments for collection in the ordinary course of business, and (iii) advances to employees for business travel and other expenses incurred in the ordinary course of business.

11.5

Change in Business.  The Borrower shall not enter into any business that is substantially different from the business in which it is presently engaged.

11.6

Change in Ownership and Control of the Borrower.  The Borrower shall not issue or authorize any additional or new equity interests, stock, securities, rights or phantom stock, yet excluding issuance of warrants and options that will result in a Change in Control of the Borrower.  Equity interests in the Borrower, including without limitation all stock, equity interests, securities, rights, options, warrants and phantom stock, may be transferred or sold, so long as such transfer and/or sale does not or will not result in a Change in Control.

11.7

No Change in Name, Offices; Removal of Collateral. Borrower shall not, unless it shall have given thirty (30) days’ advance written notice thereof to Lender, (i) change its name, (ii) change the location of its chief executive offices or other office where books or records are kept, or (iii) change its state of organization.  Other than in the ordinary course of business or as expressly provided for herein, the Borrower shall not move, remove, relocate or transfer the Collateral to any location not approved by the Lender, in writing.

11.8

No Sale, Leaseback.  The Borrower shall not enter into any sale-and-leaseback or similar transaction, unless approved by the Lender in writing.

11.9

Margin Stock.  The Borrower shall not use any proceeds of the Term Note or Revolving Note to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

11.10

Subsidiaries.  The Borrower shall not create, acquire, form, merge with or dispose of any Active Subsidiary, other than the Inactive Subsidiaries listed on Exhibit 11.10, or permit any Active Subsidiary to issue capital stock, unless the Borrower (i) obtains the Lender’s written consent, and (ii) simultaneously upon the creation, acquisition, formation or merger of a new Active Subsidiary the Borrower shall cause such new Subsidiary to execute and enter into the Corporate Guaranty, or upon the creation, acquisition, formation or merger of a new Active Foreign Subsidiary the Borrower shall transfer to Lender sixty-five percent (65%) of all Equity Interests in such Active Foreign Subsidiary, and written stock powers related to such Equity Interests, which are reasonably acceptable to the Lender.

11.11

Trade or Fictitious Name.  The Borrower shall give the Lender sixty (60) days prior written notice of use of or any change of any new trade or fictitious name.  The use of any trade or fictitious name shall be in compliance in all material respects with all laws regarding the use of such names.

11.12

Liquidation, Mergers, Consolidations and Dispositions of Assets.  Except with the prior written approval of the Lender, the Borrower shall not dissolve, liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease, sale or otherwise, all or a substantial part of the assets of any Person, or purchase, sell, transfer, lease or otherwise dispose of all or a substantial part of its property or assets, other than a purchase, sale, transfer, lease or other disposition made in the ordinary course of the Borrower’s business.  If any of the Borrower’s property or assets are sold, transferred, leased or otherwise disposed outside the ordinary course of Borrower’s business, except as otherwise expressly provided herein, the proceeds of such disposition shall be transferred directly to the Lender, and shall be applied to the outstanding amounts due under the Loan Documents in accordance with this Loan Agreement.  If the Borrower receives proceeds from a sale, transfer, lease or other disposition, except as otherwise expressly provided herein, it shall hold them in trust for the Lender, and immediately turn such proceeds over to the Lender.

11.13

Change of Fiscal Year or Accounting Methods.   The Borrower shall not change its fiscal year or accounting methods if it will have a Material Adverse Effect.

11.14

Subordination of Debt and Intercreditor Agreements.  All debts now or hereafter owed to any Person, other than capital leases, trade debt and unsecured operating costs that are incurred in the ordinary course of business, shall be governed by an intercreditor agreement or subordination agreement reasonably approved by the Lender.

11.15

Inactive Subsidiaries.  The Borrower shall not active, use, utilize or take any action with respect to any of the Inactive Subsidiaries, other the dissolution of such Inactive Subsidiaries.

SECTION 12

FINANCIAL COVENANTS

Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness and termination of all Loan Documents, including without limitation this Loan Agreement, the following financial covenants shall not be breached or violated.

12.1

Leverage Ratio.  On the last day of each fiscal quarter ending during each period set forth below, commencing with August 30, 2011, the Leverage  Ratio of the Borrowers and Active Subsidiaries, on a consolidated basis, shall be no greater than the ratio amounts during the time periods as set forth opposite such period below:

Fiscal Quarters - Time Periods	Maximum Leverage Ratio
March 1, 2011 to November 30, 2011	2.25:1.00
December 1, 2011 to May 31, 2012	2.00:1.00
June 1, 2012 to November 30, 2012	1.75:1.00
December 1, 2012 to February 28, 2014	1.50:1.00

12.2

Fixed Charge Coverage Ratio.  On the last day of each fiscal quarter hereafter, commencing with August 30, 2011, the Fixed Charge Coverage Ratio, of the Borrower and Active Subsidiaries on a consolidated basis, for each such quarter, shall equal or exceed 1.25:1.00.

12.3

Liquidity Ratio.  On the last day of each fiscal quarter hereafter, starting with May 31, 2011, the Borrower’s and its Active Subsidiaries’ consolidated Liquidity Ratio shall equal or exceed 1.50:1.00.

12.4

Within forty-five (45) days after each fiscal quarter the  Borrower shall deliver to Lender a Covenant Compliance Certificate, and certify satisfaction of all covenants in this Section 12.  A form copy of the Covenant Compliance Certificate is attached hereto as Exhibit 9.2(b)

SECTION 13

EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default under the this Loan Agreement and all other Loan Documents:

13.1

Borrower's failure to pay any principal or interest, when due, under the Term Note, Revolving Note, this Loan Agreement or any of the other Loan Documents; or

13.2

Borrower's breach of or failure to comply with any financial term, condition, agreement, obligation, representation, warranty and/or covenant under the Term Note, Revolving Note, this Loan Agreement or any of the other Loan Documents, including without limitation the  financial information and disclosures in Section 9 herein and the financial covenants in Section 12 herein; or

13.3

Borrower's breach of or failure to comply with any non-financial term, condition, agreement, obligation, representation, warranty and/or covenant under the this Loan Agreement or other Loan Document, other than the Term Note and Revolving Note, and if such breach or failure is capable of being cured and has been cured within fifteen (15) days; or

13.4

Any representation, warranty or certification made by Borrower in any Loan Document, herein or therein or in any letter, certificate, communication or report furnished in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made; or

13.5

Any other obligation now or hereafter owed by Borrower to the Lender shall be in default; or

13.6

Any Active Subsidiary breaches of or fails to comply with any term, condition, agreement, obligation, representation, warranty and/or covenant under the Corporate Guaranty, beyond any applicable cure period; or

13.7

The Personal Guarantor breaches or fails to comply with any term, condition, agreement, obligation, representation, warranty and/or covenant under the Personal Guaranty, beyond any applicable cure period; or

13.8

Borrower, any Active Subsidiary or Personal Guarantor shall be in default under any obligation for borrowed money in excess of one hundred thousand dollars ($100,000) owed to any other party, beyond any applicable cure period, which default entitles the other party to accelerate any such obligations; or

13.9

Borrower, any Active Subsidiary or Personal Guarantor shall (a) voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, (b) admit in writing its/his inability, or be generally unable, to pay its debts as they become due, (c) make a general assignment for the benefit of its/his creditors, (d) commence a voluntary case under the federal bankruptcy code (as now or hereafter in effect), (e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (f) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the bankruptcy code, or (g) take any corporate action for the purpose of effecting any of the actions referred to in this Section 13.8; or

13.10

An involuntary petition or complaint shall be filed against Borrower, any Active Subsidiary or Personal Guarantor seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator, of all or substantially all of its/his respective assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions; or

13.11

Any loss, theft, damage or destruction of any of the Collateral, which loss is not fully insured, less applicable deductibles; or

13.12

A final judgment in excess of one hundred thousand dollars ($100,000) shall be rendered against the Borrower, any Active Subsidiary or the Personal Guarantor and such judgment shall remain undischarged, undismissed, not timely appealed and/or unstayed for more than forty-five (45) days (except judgments validly covered by insurance or surety bond with a deductible of not more than ten thousand dollars ($10,000)), or there shall occur any levy upon, or attachment, garnishment, replevin or other seizure of, any material portion of the Collateral, which is not bonded over, dismissed or released within thirty (30) days of such levy, attachment, garnishment, replevin or other seizure; or

13.13

Borrower or any Active Subsidiary shall cease to be managed by its present management or other senior management personnel which are reasonably satisfactory to the Lender; or

13.14

Failure to pay all amounts due under the Term Note by the Term Note Maturity Date, unless extended in writing by the Lender; or

13.15

Failure to pay all amounts due under the Revolving Note by the Revolving Note Maturity Date, unless extended in writing by the Lender; or

13.16

A default or event of default under the Intercreditor Agreement, beyond any cure period; or

13.17

Borrower takes or participates in any action that is prohibited under the Intercreditor Agreement, or any other intercreditor agreement, or Borrower makes any payment not permitted under this Loan Agreement, the Intercreditor Agreement or applicable other intercreditor agreements; or

13.18

An Overadvance arises in any manner on terms not otherwise approved in advance by the Lender in writing; or

13.19

Any event or circumstance that causes or will cause a Material Adverse Effect, or any event or circumstance that the Lender reasonably believes in good faith will cause a Material Adverse Effect during the proceeding six (6) months; or

13.20

Any of officer or director of the Borrower or a Active Subsidiary is convicted of or pleads to a felony under federal, state, municipal or foreign law, and such conviction or plea may have a Material Adverse Effect; or

13.21

Entry of a court or administrative order that enjoins, restrains or in any way prevents Borrower or any Active Subsidiary from conducting their business, or materially interferes with the ownership, use, occupation or management of any of their assets; or

13.22

The Borrower shall fail to transfer to the Lender all Permitted Loan Documents, simultaneously with the making, grant or extension of a Permitted Loan; or

13.23

Failure to dissolve all Inactive Subsidiaries on or before one hundred and eighty (180) days after the Closing Date; or

13.24

Activation, use, utilization or taking any act with respect to an Inactive Subsidiary other than the dissolution of all Inactive Subsidiaries.

SECTION 14

REMEDIES

14.1

Remedies.   If any Event of Default shall occur and be continuing, under this Loan Agreement or any other Loan Document, the Lender may without notice to the Borrower, at its option, take any or all of the following actions:

(a)

Accelerate any or all of Indebtedness and declare such Indebtedness to be immediately due and payable;

(b)

Bring suit against the Borrower, any Domestic Guarantor or the Personal Guarantor to collect the Indebtedness;

(c)

Exercise any remedy available to Lender hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law;

(d)

Enforce and foreclose the security interest on the Collateral, without first enforcing or foreclosing any other security interest, or enforcing any Loan Document; and

(e)

Cease all current and future Advances under the Revolving Note.

14.2

Rights Under the Code. Without waiving any of its other rights hereunder or under any other Loan Document or applicable law, Lender shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract.

14.3

Preparation of Collateral. Following and during an Event of Default, if requested by Lender, the Borrower will promptly (i) assemble any Collateral and make it available to Lender at a place to be designated by Lender, located within three hundred (300) miles of Boston, Massachusetts, and (ii) notify all obligors under all Permitted Loans to make all future payments directly to the Lender, in lieu of making payments to the Borrower.

14.4

Notice.  The Borrower agrees that any notice by Lender of the sale or disposition of any of the Collateral, or any other intended action hereunder, whether required by applicable law, the Code or otherwise, shall constitute reasonable notice to the Borrower if the notice is mailed to the Borrower by regular or certified mail, postage prepaid, at least ten (10) days before the action to be taken.

14.5

Receiver.  In addition to any other remedy available to it, Lender shall have the absolute right, upon the occurrence and during the continuance of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the assets of Borrower, including without limitation the Collateral, and any reasonable costs and expenses incurred by Lender in connection with such receivership shall bear interest at the Default Rate, and shall be secured by the Collateral.

14.6

Application of Proceeds.  After the occurrence and during a continuing Event of Default, the Borrower authorizes Lender to collect and apply against the Indebtedness when due (i) any cash or deposit accounts in Lender’s possession, (ii) any tax refunds, and (iii) any insurance premiums or any insurance proceeds payable on account of the loss or damage to the Collateral, and irrevocably appoints Lender as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

14.7

Non-Exclusive Remedies.  No remedy shall be exclusive of other remedies or impair the right of Lender to exercise any other remedies.

14.8  Marshalling. The Borrower waives any and all rights they may have to require marshaling of their assets and/or the Lender’s claims against them.

SECTION 15

MISCELLANEOUS PROVISIONS

15.1

Continuing Obligation to Cooperate.  The Borrower agrees to execute and deliver to the Lender all such other and further instruments and documents and take or cause to be taken all such other and further action as the Lender may reasonably request in order to effect and confirm or vest more securely in the Lender all rights contemplated in this Loan Agreement.

15.2

Amendments.  This Loan Agreement may be amended only by an instrument in writing and duly signed by the Lender and the Borrower.

15.3

Enforceability.  If any provisions of this Loan Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Loan Agreement.

15.4

Venue.  The Borrower and Lender agree that any action or proceeding to enforce or arising out of this Loan Agreement may be commenced in any federal or state court of the Commonwealth of Massachusetts sitting in the county of Suffolk.

15.5

Service of Process.  The Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confers personal jurisdiction if served by registered or certified mail, or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

15.6

No Waiver, Remedies Cumulative.   No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  All rights and remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

15.7

Survival of Representations.   All representations, warranties and covenants made herein shall survive the making of the Loans hereunder and the delivery of the Loan Documents, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by Lender to the Borrower, and until this Loan Agreement is formally terminated in writing.

15.8

Indemnity.   In addition to all other Indebtedness, the Borrower agrees to defend, protect, indemnify and hold harmless the Lender, and all of its respective Affiliates, Subsidiaries, officers, directors, employees, attorneys, accountants, consultants, agents and any controlling Persons (collectively the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities, obligations, penalties, fees, costs, expenses and settlement agreements, joint and several (including, without limitation, reasonable attorneys’ and paralegals’ fees, costs and expenses) incurred by any of the Indemnified Parties, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) the Commitment Letter, (ii) any due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of the Borrower, each Active Subsidiary, the Borrower’s operations, each Active Subsidiary’s operations and the Collateral), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby and the perfection of Lender ’s Liens in the Collateral, maintenance of the Loan by the Lender, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Indebtedness, (iii) any suit, investigation, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with any of the Loan Documents and/or Lender’s furnishing of funds to the Borrower under this Loan Agreement, (iv) the Lender’s preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including the reasonable attorneys fees if the outstanding Indebtedness is collected by or through an attorney at law and disbursements of counsel for Lender in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral, (v) periodic field exams, audits and appraisals performed by Lender, as permitted herein; and/or (vi) any matter relating to the financing transactions contemplated by the Loan Documents or by any document executed in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense, any of which arise from an Indemnified Parties’ gross negligence or willful misconduct.  No Indemnified Party shall be liable for any direct or consequential damages that arise from or are related to the Commitment Letter, this Loan Agreement or any of the Loan Documents.  All obligations for indemnification hereunder for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses shall be part of the Indebtedness, secured by the Collateral, and chargeable against the loan accounts of the Borrower.  The indemnity herein shall survive the termination of this Loan Agreement.

15.9

Tax Obligations.  If the Borrower should fail to pay any tax or other amount required by this Loan Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral, Lender may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of payment by the Lender until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents.  The Borrower agrees to pay and save Lender harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Loan, whether originally thought to be due or not.  The agreement herein shall survive the termination of this Loan Agreement.

15.10

Reinstatement.  Notwithstanding anything herein to the contrary, this Loan Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lender in respect of the Indebtedness is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon the appointment of any receiver, assignee, intervener or conservator of, or trustee or similar official for, the Borrower or any substantial part of its properties, or otherwise, all as though such payments had not been made.

15.11

Notices.  Any notice or other communication hereunder, or under any Loan Document, to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified in Exhibit 15.11 (or at any other address that the party may hereafter specify to the other parties in writing).

15.12

Governing Law.  This Loan Agreement and all Loan Documents shall be deemed contracts made under the laws of the Commonwealth of Massachusetts, and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

15.13

Successors.  This Loan Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lender, and their respective successors and assigns.

15.14

Assignment.  The Borrower may not assign any of their rights, obligations, covenants, representations, warranties, duties or responsibilities hereunder and under the Loan Documents.  Any such assignment shall be void.  The Lender may assign all or part of its rights hereunder and under the Loan Documents, at any time.

15.15

Counterparts.  This Loan Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

15.16

Exhibits.  The exhibits annexed hereto are the only exhibits to be annexed to this Loan Agreement, and the material contained therein shall be incorporated herein.

15.17

Captions.  The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Loan Agreement and shall not be utilized in the construction hereof.

15.18

Powers.  All powers of attorney granted to Lender are coupled with an interest and are irrevocable.

15.19

Approvals.  If this Loan Agreement calls for the approval or consent of Lender, such approval or consent may be given or withheld in the discretion of Lender unless otherwise specified herein.

15.20

No Punitive Damages.  Each party agrees that it shall not have a remedy of punitive or exemplary damages against the other and hereby waives any right or claim to punitive or exemplary damages it may have now or which may arise in the future in connection with any Dispute.

15.21

Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LOAN AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.21.

15.22

Participations.  Lender shall have the right to enter into one or more participation agreements with other lenders with respect to the Indebtedness.  Upon prior notice to the Borrower of such participation, the Borrower shall thereafter furnish to such participant any information furnished by the Borrower to Lender pursuant to the terms of the Loan Documents.  Nothing in this Loan Agreement or any other Loan Document shall prohibit Lender from pledging or assigning this Loan Agreement and Lender’s rights under any of the other Loan Documents, including collateral therefore, to any Federal Reserve Lender in accordance with applicable law.

15.23

The Borrower’s Officers and Agents.  Lender shall have the right to deal with any officer or other representative designated in writing by the Borrower with regard to all matters concerning the rights and obligations of Lender hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents.  All actions or inactions of the officers, directors and/or agents of the Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon the Borrower hereunder.  The foregoing is a material inducement to the agreement of Lender to enter into the terms hereof and to consummate the transactions contemplated hereby.

15.24

Fiduciary and Representative Capacities.  If a party hereto executes this Loan Agreement in a fiduciary or representative capacity, only the estate or entity represented shall be bound by this Loan Agreement, and the party executing this Loan Agreement, and the shareholders, officers, directors, employees and beneficiaries of such party shall not be personally liable for any obligation, express or implied, hereunder.

15.25

Waiver of Certain Defenses. All rights of Lender and all obligations of the Borrower hereunder and under the Loan Documents shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any exchange, release or non-perfection of any other collateral given as security for the Indebtedness, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Indebtedness, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of the Borrower, or any third party, other than payment and performance in full of the Indebtedness.

15.26

Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Loan Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Loan Agreement and (e) the word “asset” shall be construed to the have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

[Remainder of the page is blank.  Signatures are on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Loan, Pledge and Security Agreement to be duly executed as of the day and year first above written.

THE BORROWER

SOFTECH, INC.

/s/ Jean Croteau

Jean Croteau

Its Chief Executive Officer

LENDER

ONE CONANT CAPITAL, LLC

/s/ Barbara Flight

Barbara Flight

Its Senior Vice President

[SofTech Loan Agreement Signature Page]

SCHEDULE OF EXHIBITS

Exhibit	Title

1.1	Definitions
3.8(a)	Loan Request Form
5.3	Stock Power
7.1(d)	Previously Undisclosed Liability
7.1(e)	Material Adverse Facts
7.1(g)	List of Litigation
7.1(l)	List of Tax Notices
7.1(n)	List of Judgment Liens
7.1(o)	List of Subsidiaries
9.2(b)	Covenant Compliance Certificate - Form
10.8	List of Leases
11.4	Permitted Loan: Borrower to Guarantor
11.10	List of Inactive Subsidiaries
15.11	Notice Addresses
16	List of Commercial Tort Claims
17	List of Dissolved Subsidiaries
18	List of Intellectual Property
19	List of Permitted Debt
20	List of Permitted Liens

EXHIBIT 1.1

Definitions

“Accounts” means accounts as defined in the Code.

"Accounts Payable" means all accounts payable as defined under GAAP.

"Accounts Receivable" means accounts receivables as defined under GAAP.

"Accrued Expense" means an expense which has been incurred but for which no payment has been made.

“Active Domestic Subsidiaries” means any existing and future corporation, limited liability corporation, limited liability partnership, partnership, trust or other entity in which the Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital, income interests, or other beneficial interests, or which is effectively controlled by the Borrower, and such entity is organized under the laws of one of the fifty United States, including without limitation Information Decisions, Inc, SofTech Acquisition Corp., Workgroup Technology Corp.

“Active Foreign Subsidiaries” means any existing and future corporation, limited liability corporation, limited liability partnership, partnership, trust or other entity in which the Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital, income interests, or other beneficial interests, or which is effectively controlled by the Borrower, and such entity is organized and incorporated in a country other than the United States, including without limitation SofTech GmbH and Adra Systems Srl.

“Active Subsidiaries” means all Active Domestic Subsidiaries and Active Foreign Subsidiaries.

“Advance” means a payment and transfer of Principal from the Lender to the Borrower under the Term Note or Revolving Note, in accordance with the terms, conditions and agreements of the Term note or Revolving Note (as applicable) and the Loan Agreement.

“Affiliate” of a Person means (a) any Person directly or indirectly owning ten percent (10%) or more of the voting stock or rights of such named Person or of which the named Person owns ten percent (10%) or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer, director or employee of such named Person or any Affiliate of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

“Bank” means the Lender.

"Bank Debt" means Total Bank Debt.

“Borrower” means SofTech, Inc., a Massachusetts corporation with a place of business at 59 Lowes Way, Suite 401, Lowell, Massachusetts 01851.

“Business Day” means any day that is not a Saturday, Sunday or other day on which the Lender is authorized or required by law to remain closed.

“Capital Expenditures” means capital expenditures as defined under GAAP, including without limitation capital leases.

"Cash" means cash as defined under GAAP.

“Change in Control” means either (i) any transaction or series of transactions that results in, or will lead to a change in Borrower’s ownership such that the pre-transaction or transactions’ owners,  on  a fully diluted basis, of fifty and one tenth percent (50.10%) or more of all voting interests in Borrower, will not own at least fifty and one tenth percent (50.10%) of all voting interests in the Borrower following the transaction or series of transactions, on a fully diluted basis, or (ii) Borrower’s current senior management no longer manages, controls or operates Borrower’s business.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date or (b) any change in any law, rule or regulation or in the interpretation or application thereof by any governmental authority after the Closing Date.

“Closing Date” means the date all Loan Documents are executed and delivered by the Borrower, Lender, Corporate Guarantors, Personal Guarantor and Greenleaf Capital, respectively.

“Code” means the Uniform Commercial Code, including all amendments, in effect in the Commonwealth of Massachusetts from time to time.

“Collateral” means all assets of the Borrower, including without limitation the following property of the Borrower, wherever located and whether now owned by the Borrower or hereafter acquired (all terms shall have the meaning provided in the Code), (a) all accounts, (b) all inventory, (c) all general intangibles, provided, however, Borrower’s Equity Interests in the Foreign Subsidiaries shall be limited as provided in Section 5.1 herein, (c) all chattel paper, (d) all instruments, (e) all payment intangibles, (f) all equipment, (g) all insurance and insurance proceeds, (h) all machinery, (i) all contracts, including all retainage under such contracts, (j) all contract rights, (k) all Intellectual Property, including without limitation all source code, (l) all chattel paper, (m) all electronic chattel paper, (n) all causes of action and Commercial Tort Claims, (o) all deposit accounts, including without limitation all Deposit Accounts and the Operating Account, (p) all supporting obligations, (q) all funds on deposit with or under the control of Lender or its agents or correspondents, (r) all notes, documents, agreements and other writings that evidence a loan or other financial obligation owed to the Borrower, including without limitation each Permitted Loan, (s) all Equity Interests, including without limitation stock and stock certificates in each Active Domestic Subsidiary and sixty-five percent (65%) of all Equity Interests, including without limitation stock and stock certificates in each Active Foreign Subsidiary, (t) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds, of any kind, including those payable by reason of loss or damage thereto) in any form and wherever located, (u) all fixtures, (v) all vehicles, and (w) all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto, wherever located and whether now owned by the Borrower or hereafter acquired.

“Commercial Tort Claim” means commercial tort claim as defined in Section 9-102 of the Code.  A complete list of the Borrower’s Commercial Tort Claims are set forth in Exhibit 16 to the Loan Agreement.

“Commitment Letter” means that certain commitment letter from Lender to the Borrower, dated February 4, 2011, which sets forth the terms and conditions of the financing arrangement for the Term note, Revolving Note and all other Loan Documents.

"Corporate Guaranty" means that certain Corporate Guaranty Agreement, dated as of the date of the Loan Agreement, by and between the Domestic Subsidiaries and the Lender, and pursuant to which the Corporate Guarantors jointly and severally unconditionally guarantees payment and performance of all obligations, duties, agreements, terms and conditions under the Loan Documents.

“Corporate Guarantor Collateral” means all assets of the Corporate Guarantors, whether owned separately or jointly, wherever located and whether now owned or hereafter acquired, including without limitation the following, whether now owned by the Borrower or hereafter acquired (all terms shall have the meaning provided in the Code), (a) all accounts (which for avoidance of doubt shall exclude accounts of Borrower’s Subsidiaries, except those in Canada), (b) all inventory, (c) all general intangibles, provided, however, Borrower’s Equity Interests in the Foreign Subsidiaries shall be limited as provided in Section 4A.1 herein, (c) all chattel paper, (d) all instruments, (e) all payment intangibles, (f) all equipment, (g) all insurance and insurance proceeds, (h) all machinery, (i) all contracts, including all retainage under such contracts, (j) all contract rights, (k) all Intellectual Property, including without limitation all source code, (l) all chattel paper, (m) all electronic chattel paper, (n) all causes of action and Commercial Tort Claims, (o) all deposit accounts, including without limitation all Deposit Accounts and the Operating Account, (p) all supporting obligations, (q) all funds on deposit with or under the control of Lender or its agents or correspondents, (r) all notes, documents, agreements and other writings that evidence a loan or other financial obligation owed to the Borrower, including without limitation each Permitted Loan, (s) all Equity Interests, including without limitation stock and stock certificates in each Active Domestic Subsidiary and sixty-five percent (65%) of all Equity Interests, including without limitation stock and stock certificates in each Active Foreign Subsidiary, (t) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds, of any kind, including those payable by reason of loss or damage thereto) in any form and wherever located, (u) all fixtures, (v) all vehicles, and (w) all written or electronically recorded books and records relating to any such assets and other rights relating thereto, wherever located and whether now owned by one or both of the Corporate Guarantors, or hereafter acquired.

“Corporate Guarantor Security Agreement” means that certain Security Agreement, dated as of the date of the Loan Agreement, by and between the Corporate Guarantors and Lender, pursuant to which the Corporate Guarantors pledge all of their assets as security collateral for all obligations and amounts due under the Corporate Guaranty.

“Corporate Guarantors” means Information Decisions, Incorporated, a Michigan corporation with a place of business at 3001 West Big Beaver Road, Troy, Michigan, and Workgroup Technology Corporation, a Delaware corporation with a place of business at 59 Lowes Way, Suite 401, Lowell, Massachusetts.

“Corporate IP Collateral” means all of the intellectual property assets owned by the Borrower, including without limitation all patents, trademarks, and copyrights set forth in Exhibit 1 attached to the Corporate IP Security Agreement, wherever located and whether now owned or hereafter acquired, all source code associated with such intellectual property, all goodwill of the business of the Borrower connected with the use of, or otherwise symbolized by, such intellectual property, all rights to sue for infringement of such intellectual property, and all parts, replacements, substitutions, profits, products, amendments, updates and cash and non-cash proceeds of any of the foregoing (including insurance proceeds, of any kind, including those payable by reason of loss or damage thereto) in any form and wherever located, and all written or electronically recorded books and records relating to any such assets and other rights relating thereto, wherever located and whether now owned or hereafter acquired.

“Corporate IP Security Agreement” means that certain Intellectual Property Security Agreement, dated as of the date of the Loan Agreement, by and between the Borrower and Lender, which is a supplement to the Loan Agreement, and shall be filed with the USPTO and USCO as a short form of the Loan Agreement.

"Danvers Bank" means a Massachusetts based bank with a place of business of One Post Office Square, Boston, Massachusetts, and the parent corporation of the Lender.

“Debt” means all liabilities of a Person as determined under GAAP and all obligations which such Person has guaranteed or endorsed or is otherwise severally, secondarily or jointly liable for, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations, (d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, and (g) obligations for deposits.

“Debt Forgiveness Agreement” means that certain Debt Forgiveness Agreement, dated as of the date of the Loan Agreement, by and between the Borrower and Greenleaf Capital.

“Default” means any event or condition, or which upon notice, lapse of time or both would, unless cured or waived, is an Event of Default.

“Default Rate” means the default interest rate payable under the Term Note and Revolving Note, as the case may be, during a continuing Event of Default.

“Deposit Account” means any and all of the bank accounts and deposit accounts maintained by the Borrower, including without limitation all checking accounts, savings accounts, operating accounts, certificates of deposit, financial management accounts, money market accounts, at Danvers Bank, including without limitation the Operating Account.

“Dissolved Subsidiaries” means any corporation, limited liability corporation, limited liability partnership, partnership, trust or other entity in which the Borrower, directly or indirectly, owned more than fifty percent (50%) of the stock, capital, income interests, or other beneficial interests, or which was effectively controlled by the Borrower, and such entity was organized and incorporated either under the laws of one of the fifty United States or a country other than the United States, which have been dissolved by the Borrower and are no longer recognized as an  entity or organization under applicable domestic or foreign law.  A complete list of Dissolved Subsidiaries is attached hereto as Exhibit 17.

"EBITDA" means earnings before Interest Expense, taxes, depreciation and amortization, as defined under GAAP, plus non-recurring transaction fees and expenses, plus (or minus) non-cash gains (or losses).

“Environmental Laws” means, collectively the following acts and laws, as amended:  the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act; the Toxic Substances Act; the Clean Water Act; the Clean Air Act; the Oil Pollution and Hazardous Substances Control Act of 1978; and any other “Superfund” or “Superlien” law, and any other present or future federal, state or local law statute, ordinance, code, rule, regulation, order or decree relating to, or imposing liability or standards of conduct concerning, any pollutants, hazardous materials or waste, hazardous substances, toxic or dangerous waste, substance or material that may have a negative impact on human health, including without limitation, asbestos and asbestos containing materials, lead, radon, toxic mold, petroleum, petroleum products and radioactive materials, as now or at any time hereafter in effect.

“Equipment” means equipment as defined in the Code.

“Equity Interest” means any securities, interests, ownership rights, general partnership interests and/or rights, limited partnership interests and/or rights, limited liability company interests and/or rights, limited liability partnership interests and/or rights, rights to control and/or manage, instruments or distributions of any kind owned, issuable, issued and/or received by the Borrower in any of the Foreign Subsidiaries, including, but not limited to, any such securities, interests and/or rights arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to such securities, interests and/or rights.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to any Plan, (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan or (f) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multi-employer Plan from the Borrower or any ERISA Affiliate of any notice of Withdrawal Liability or a determination that a Multi-employer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” means any event specified as such in Section 13 hereof (“Events of Default”), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both.

"Excess Cash Flow" means (i) Net Income plus Non-Cash Charges, less (ii) non-financed Capital Expenditures and Principal repaid to the Lender under the Term Note, calculated for the prior fiscal year.

"Fixed Charges" means the sum of (i) Interest Expenses paid, plus (ii) taxes paid other than state taxes arising from the forgiveness of debt due Greenleaf Capital, plus (iii) scheduled principal payments under the Term Note, yet excluding mandatory payments from Excess Cash Flow plus (iv) non-financed Capital Expenditures.

"Fixed Charge Coverage Ratio" means the ratio of (i) EBITDA for the previous four (4) fiscal quarters to (ii) Fixed Charges for the previous four (4) fiscal quarters, calculated at the end of each fiscal quarter. Notwithstanding the foregoing, for the fiscal quarter ending August 30, 2011, EBITDA and Fixed Charges will be calculated by multiplying EBITDA and Fixed charges, respectively, for the preceding six (6) months by two (2); and for the fiscal quarter ending November 30, 2011, EBITDA and Fixed Charges will be calculated by multiplying EBITDA and Fixed Charges, respectively, for the preceding nine (9) months by four thirds (4/3).

“GAAP” means generally accepted accounting principles as in effect in the Unites States from time to time.

“Guarantor IP Collateral” means all of the intellectual property assets owned by the Guarantor, including without limitation all patents and trademarks and copyrights (if any) set forth in Exhibit 1 attached to the Guarantor IP Security Interest, wherever located and whether now owned or hereafter acquired, all source code associated with such intellectual property, all goodwill of the business of the Borrower connected with the use of, or otherwise symbolized by, such intellectual property, all rights to sue for infringement of such intellectual property, and all parts, replacements, substitutions, profits, products, amendments, updates and cash and non-cash proceeds of any of the foregoing (including insurance proceeds, of any kind, including those payable by reason of loss or damage thereto) in any form and wherever located, and all written or electronically recorded books and records relating to any such assets and other rights relating thereto, wherever located and whether now owned or hereafter acquired.

“Guarantor IP Security Agreement” means that certain Intellectual Property Security Agreement, dated as of the date of the Loan Agreement, by and between Workgroup Technology Corporation and Lender, which is a supplement to the Loan Agreement, and shall be filed with the USPTO as a short form of the Loan Agreement.

"Greenleaf Capital" means Greenleaf Capital, Inc., with a place of business at 100 W. Michigan Avenue, Suite 300, Kalamazoo, Michigan.

“Inactive Subsidiaries” means all of the Borrower’s subsidiaries set forth in Exhibit 11.10.

“Indebtedness” means all obligations now or hereafter owed to Lender by the Borrower, in connection with the Loan Agreement, Term Note, Revolving Note, Corporate Guaranty, Personal Guaranty, Intercreditor Agreement and all other Loan Documents, or arising out of the transactions described therein, including, without limitation sums advanced to pay overdrafts on any account maintained by the Borrower with Lender, together with all interest accruing thereon, all obligations under any swap agreements as defined in 11 U.S.C. §101 between Lender and the Borrower whenever executed, all interest, taxes, fees, all costs of collection, reasonable attorneys’ fees and expenses of or advances by Lender which Lender pays or incurs in discharge of obligations of the Borrower or to appraise, inspect, repossess, protect, preserve, store or dispose of any Collateral or the Leased Premises, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred and any and all amounts covered by the indemnification provisions of Section 15.8, which are paid by an Indemnified Party.

“Insolvent” means not Solvent.

“Instruments” means an instrument as defined in the Code.

“Intellectual Property” means all patents, trademarks, copyrights, trade secrets, inventions, processes, designs, and applications for Intellectual Property, work of authorship or mask work  protected under applicable law.  A complete list of the Borrower’s Intellectual Property, to the extent registered in the United States Patent and Trademark Office of the United States Copyright Office is set forth in Exhibit 18 to the Loan Agreement.

“Intercreditor Agreement” means the Subordination Agreement.

"Interest" means Interest Expense.

“Interest Expense” means, for any period, all interest in respect of Debt accrued or capitalized during such period (whether or not actually paid during such period).

“Inventory” means inventory as defined in the Code.

“Investment Property” means the definition provided in Section 9-102 of the Code.

"Leases" means, for Borrower, all lease agreements with a third party for the lease and occupancy of real estate, buildings, common areas, office space, residential living space, fixtures and/or parking spaces, used by Borrower in the operation of its business.

“Lender” means One Conant Capital, LLC, with a place of business at One Post Office Square, Boston, Massachusetts, and its successor and assigns.

“Leverage Ratio” means the ratio of (i) Total Bank Debt to (ii) EBITDA, calculated on a rolling four (4) fiscal quarter basis.  Notwithstanding the foregoing, for the fiscal quarter ending August 30, 2011, EBITDA will be calculated by multiplying EBITDA for the preceding six (6) months by two (2); and for the fiscal quarter ending November 30, 2011, EBITDA will be calculated by multiplying EBITDA for the preceding nine (9) months by four thirds (4/3).

“LIBOR Loan” means an Advance of Principal by the Lender under the Term Note or Revolving Note, in accordance with and subject to the terms, conditions and agreements in the respective Term Note and Revolving Note and the Loan Agreement.

“LIBOR Rate” means the London Inter-Bank Offered Rate, as listed in the Dow Jones Telerate Service, calculated daily, based on the offered rate for deposits in U.S. Dollars, based on the thirty (30) day rate. If the London Inter-Bank Offered Rate is not published by the Dow Jones Telerate Service, on any day for any reason, the Lender may use and rely on such LIBOR Rate published by a similar service or publication, which the Lender shall choose in its reasonable discretion.

“LIBOR Rate Fee” means a fee that the Borrower shall pay the Lender each time the Borrower pre-pays principal under either the Term Note or Revolving Note, but only if such principal was borrowed under the LIBOR Rate, as elected by the Borrower.  The amount of the fee, for each LIBOR Rate principal pre-payment, shall be equal to the difference, if any, between (a) the amount of interest that the Borrower would have paid on the amount of principal prepaid, and (b) the amount of principal prepaid multiplied by the yield on three (3) months treasury bills issued by the U.S. Treasury on the date of the prepayment, calculated from the date of prepayment through the respective Term Note Maturity Date or Revolving Note Maturity Date, as applicable.

“Lien” means any consensual lien, non-consensual lien, mortgage, pledge, statutory lien or other lien arising by operation of law, grant, security interest, trust arrangement, security deed, financing lease, collateral assignment or other encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law or otherwise.

"Liquidity Ratio" means the ratio of (i) (a) Cash, plus (b) availability under the Revolving Note, plus (c) Accounts Receivable to (ii) (a) Accounts Payable plus (c) Accrued Expenses.

“Loan Agreement” means that certain Loan, Security and Pledge Agreement, dated March 8, 2011, by and between the Lender and Borrower.

“Loan Documents” means the Loan Agreement, Term Note, Revolving Note, Corporate Guaranty, Personal Guaranty, Intercreditor Agreement, Stock Powers, all UCC-1/Financing Statements, and all other documents, agreements, instruments and inter-creditor agreements now or hereafter evidencing, describing, relating to, guaranteeing or securing the Indebtedness, contemplated hereby or delivered in connection herewith, and all prior amendments and restates of any or all or the foregoing, as they may be modified from time to time.

“Machinery” means machinery as defined in the Code.

“Material Adverse Effect” means any (i) material adverse effect upon the validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, or condition (financial or otherwise) of the Borrower and/or any other Person obligated under any of the Loan Documents, which will or may reasonably likely cause the Borrower or other Person to Default under any of the Loan Documents, or (iii) material effect upon the ability of the Borrower, any Active Subsidiary or Personal Guarantor to fulfill any of their respective obligations under any of the Loan Documents.

"Net Income" means total revenue less all expenses during the same period, calculated in accordance with GAAP.

"Non-Cash Charges" means expenses that are not paid in cash, including without limitation amortization and depreciation, calculated in accordance with GAAP.

“Operating Account” means the deposit account opened and maintained by the Borrower at Danvers Bank, which the Borrower uses as it’s primary operating account for depositing receipts and paying debts and obligations.

“Overadvance” means the amount by which the outstanding balance due under the Revolving Note and this Loan Agreement is in excess of the Revolving Maximum Amount.

“Permitted Debt” means (a) the Indebtedness; (b) any other Debt listed on Exhibit 19; provided, however, that the principal amount of such Debt may not be increased from the amount shown as outstanding on such Exhibit 19, (c) Debt incurred for Capital Expenditures secured only by the capital asset purchased with such Debt, not to exceed thirty thousand dollars ($30,000) in the aggregate, (d) trade payables incurred in the ordinary course of business that are not past due for more than ninety (90) days other than as may be disputed in good faith or for which adequate reserves have been provided under GAAP, and (e) Permitted Loans made to the Borrower.

“Permitted Distributions” means all Permitted Loans and all Permitted Equity Contributions.

“Permitted Equity Contribution” means a  transfer of value by the Borrower to a Active Domestic Subsidiary in any form, which constitutes a contribution of equity to such Active Domestic Subsidiary, and is not a loan to such Active Domestic Subsidiary.

“Permitted Liens” means:

(a)

Liens created under the Loan Documents;

(b)

Liens granted on specific assets purchased with Permitted Debt;

(c)

Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

(d)

purchase money security interests, subject to the limitations set forth in “Permitted Debt”;

(e)

pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation;

(f)

deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than capital leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

(g)

liens, if any, listed in Exhibit 20 to the Loan Agreement.

“Permitted Loan” means (i) intercompany loans among the Borrower and its Domestic Subsidiaries, that are (a) evidenced  by a written, authorized, executed, delivered and enforceable promissory note, (b) owned by the Borrower, and (c) not subject to any claim, counterclaim, defense, set-off right, recoupment or other right, and (ii) the note or other written form of payment or promise to pay is immediately turned over to and held by the Lender.

“Person” means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government or any agency or political subdivision of any government, or any other entity or organization, including without limitation the Borrower.

"Personal Guarantor" means Joseph P. Mullaney, who resides at 9 Delaware Road, Medfield, Massachusetts.

“Personal Guarantor Collateral” means (i) the Pledged Shares, (ii) all rights to receive funds, money and all other forms of remuneration under or pursuant to in the Advisory Agreement and (iii) with respect to the Advisory Agreement all of Personal Guarantor’s (a) accounts (b) general intangibles, (d) chattel paper, (e) instruments, (f) payment intangibles, (g) insurance and insurance proceeds, (h) contracts and contract rights, including all retainage under such contracts, (i) Intellectual Property, including without limitation all source code, (j) chattel paper, (k) electronic chattel paper, (l) causes of action and Commercial Tort Claims, (m) all supporting obligations, (n) all funds on deposit with or under the control of Lender or its agents or correspondents, (o) all notes, documents, agreements and other writings that evidence a loan or other financial obligation owed to the Personal Guarantor, (p) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds, of any kind, including those payable by reason of loss or damage thereto) in any form and wherever located, and (w) all written or electronically recorded books and records relating that relate in any way to the Advisory Agreement, wherever located and whether now owned by the Personal Guarantor, or hereafter acquired.

“Personal Guarantor Security Agreement” means that certain Security and Pledge Agreement, dated as of the date of the Loan Agreement, by and between the Personal Guarantor and Lender, pursuant to which the Personal Guarantor grants a security interest in, pledges and assigns the Personal Guarantor Collateral to secure the payment and performance of all obligations and amounts due under the Personal Guaranty.

"Personal Guaranty" means that certain Personal Guaranty Agreement, dated as of the date of the Loan Agreement, by and between the Personal Guarantor and the Lender, and pursuant to which the Personal Guarantor unconditionally guarantees payment and performance of all obligations, duties, agreements, terms and conditions in the Loan Documents.

“Prime Rate” means the prime rate announced, published and made effective by the Lender as the Lender’s Prime Rate.  The Prime Rate does not necessarily mean the best interest rate offered by the Lender, and it may not be the interest rate offered to some or all of the Lender’s commercial or personal customers.  The Prime Rate floats and my be calculated and recalculated on a daily basis.

“Principal” means funds paid and transferred by Lender to the Borrower under either the Term Note or Revolving Note.

"Principal Prepayment" means, on each of September 30, 2012 and September 30, 2013, a payment under the Term Note of principal from Borrower to Lender, in an amount equal to fifty percent (50%) of Excess Cash Flow from Borrower’s immediately preceding fiscal year.  All Principal Prepayments will be applied to prepay Principal installments of the Term Note in the inverse order of maturity thereof.

“Revolving Maximum Amount” means Three Hundred Thousand Dollars ($300,000)

“Revolving Note” means that certain $300,000 Revolving Line of Credit Note, dated as of the date of the Loan Agreement, from the Borrower in favor of the Lender.

“Revolving Note Maturity Date” means February 28, 2014.

“Securities” means the definition provided in Section 8-102 of the Code.

“Solvent” means, as to any Person including without limitation the Borrower, that such Person has capital sufficient to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and has assets having a fair valuation greater than its liabilities, at fair valuation.

“Subordinate Promissory Note” means that certain $250,000 Amended and Restated Promissory Note, dated as of the date of the Loan Agreement, by the Borrower in favor of Greenleaf Capital, which amends and restates that certain $8,910,528.11 Promissory Note (Term Note), dated March 25, 2009, from the Borrower in favor of Greenleaf Capital.

"Subordination Agreement" means that certain Subordination Agreement, dated as of the date of the Loan Agreement, by and between the Lender, Greenleaf Capital and Borrower, pursuant to which the Lender and Greenleaf Capital set forth (i) the allowance, priority and suspension of payments due Lender and Greenleaf Capital from the Borrower, and (ii) their respective collateral and enforcement rights in the Event of a Default under the Loan Documents or any of Greenleaf Capital's loan documents.

"Success Fee" means in addition to all other amounts due under the Term Note, Revolving Note, this Loan Agreement and all other Loan Documents, and regardless of whether any amounts are due under the Loan Documents, the Borrower shall pay to the Lender a fee (the "Success Fee") equal to one and one half percent (1.5%) of Borrower's Net Revenue for each fiscal quarter.  The Success Fee shall be paid forty-five (45) days after the end of each fiscal quarter, with the first Success Fee for the quarter ending May 31, 2011 due July 15, 2011.  The last Success Fee is due on the later of February 28, 2014 or forty-five (45) days after the end of the fiscal quarter during which the Borrower pays Lender all amounts due under all Loan Documents and termination of this Loan Agreement.

"Term Note" means that certain $2,900,000 Term Note, dated as of the date of the Loan Agreement, from the Borrower in favor of the Lender.

"Term Note Maturity Date" means February 28, 2014.

"Total Bank Debt" means all amounts due under the Term Note and Revolving Note.

"Underwriting Fee" means $60,000 paid by the Borrower to the Lender, fifty percent of which was paid when Borrower signed the Commitment Letter and the remaining fifty percent shall be paid  on the Closing Date.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

Footnote 1.    All financial terms used herein shall have the meanings assigned to them under GAAP unless another meaning shall be specified.

Footnote 2.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Loan Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Loan Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

EXHIBIT 3.8(a)

Loan Request Form

[The remainder of the page is blank.  The Exhibit appears on the following page.]

LOAN REQUEST FORM

I.

Revolving Line of Credit Note, March 8, 2010: $300,000

II.

Borrower: SofTech, Inc.

III.

Amount of Principal to be advanced: $

IV.

Total availability: $ 300,000

V.

Interest Rate (circle one):

PRIME RATE

LIBOR RATE

VI.

Representations and Warranties. All terms not defined herein shall have the meanings ascribed to them in that certain Loan, Pledge and Security Agreement, dated March 8, 2011, by and between Borrower and One Conant Capital, LLC. The Borrower hereby represents and warrants (i) there is no Event of Default that is continuing, (ii) the amount to be advanced will not cause the aggregate amount of Principal outstanding under the Revolving Line of Credit Note to exceed $300,000, (iii) the Advance requested under this Loan Request Form is made prior to the Revolving Note Maturity Date, (iv) the Borrower has timely delivered to the Lender all prior and the current Covenant Compliance Certificates due under the Loan Agreement (except to the extent timely delivery thereof has been waived by the Lender, in writing) and (v) each of the representations and warranties of the Borrower contained in the Loan Agreement and the other Loan Documents are true in all material respects at and as of the time of the making of the Advance requested under this Loan Request Form (or, is such representations and warranties expressly relate to an earlier sate, such representations and warranties shall have been true as of such date).

SOFTECH, INC.

Date: March 8, 2011

__________________________

By: Jean Croteau

Title: Chief Executive Officer

EXHIBIT 5.3

Stock Powers

[The remainder of the page is blank.  The Exhibit appears on the following page.]

EQUITY INTEREST ASSIGNMENT SEPARATE

FROM CERTIFICATE(S)

In consideration of $__________________________,  Joseph P. Mullaney does hereby sell, assign and transfer unto __________________________________________ all of Mr. Mullaney’s right, title and interest in ______________________ (__________) shares of common stock in SofTech, Inc., standing in Mr. Mullaney’s name on  the books of SofTech, Inc., represented by Certificate Number ______, and does hereby irrevocably constitute and appoint ____________________________________________________________ attorney to transfer the said stock on the books of SofTech, Inc. with full power of substitution in the premises.

_________________________

Joseph P. Mullaney

Date: March 8, 2011

Witnessed

______________________________

Name:_________________________

Date: March 8, 2011

EXHIBIT 7.1(d)

Previously Undisclosed Liabilities

1.

Borrower is obligated to pay various legal fees and expenses to (i) Clark Hill, counsel to the Borrower, (ii) Edwards, Angel, Palmer & Dodge, LLP counsel to the investor group lead by Joseph P. Mullaney, and (iii) Gesmer Updegrove, LLP, counsel to Lender in connection with the transactions contemplated by the Loan Documents occurring on or about the Closing Date.

2.

Borrower is obligated to pay a fee of not more than $100,000 to Monadnock Advisors for advisory services in connection with the debt financing contemplated in the Loan Agreement.

[The remainder of the page is blank.]

EXHIBIT 7.1(e)

List of Material Adverse Facts

1.

The Borrower has been informed that its customer, Whirlpool Corporation, which represented approximately 5.8% of the Borrower’s 2010 revenue, is migrating to a different technology.  Whirlpool Corporation’s maintenance agreement with the Borrower expired as of January 31, 2011. Whirlpool Corporation has not renewed its maintenance agreement with the Borrower as of the date of the Loan Agreement, and there is no certainty that Whirlpool Corporation will renews its maintenance agreement with the Borrower moving forward.  The Borrower does not anticipate that loss of this customer will have a Material Adverse Effect.

[The remainder of the page is blank.]

EXHIBIT 7.1(g)

List of Litigation

None.

[The remainder of the page is blank.]

EXHIBIT 7.1(l)

Taxes

1.

The Borrower has received a notice of delinquency from the Internal revenue Service in the amount of $19,000 related to a 2003 tax in connection with the Borrower’s 401(k) plan.  Although the Borrower has paid this amount in full, it is considering contesting this matter.

2.

The Borrower has received approximately $40,000 of payments from customers that may be required to be remitted to state or Canadian taxing authorities or returned to the applicable customers.  The Borrower is in the process of evaluating this with its accountants to determine the appropriate course of action.

[The remainder of the page is blank.]

EXHIBIT 7.1(n)

List of Judgment Liens

None.

[The remainder of the page is blank.]

EXHIBIT 7.1(o)

List of Active Subsidiaries

(alphabetical order)

Adra Systems Srl

Information Decisions, Inc.

SofTech GmbH

Workgroup Technology Corporation

[The remainder of the page is blank.]

EXHIBIT 9.2(b)

Covenant Compliance Certificate

[The remainder of the page is blank.  The Exhibit starts on the following page.]

COVENANT COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he is the duly elected chief executive officer of SofTech, Inc, a Massachusetts corporation (the “Borrower”), and is authorized to execute and deliver this Covenant Compliance Certificate to One Conant Capital, LLC, a Massachusetts limited liability company (the “Lender”) in accordance with the provisions of that certain Loan Pledge and Security Agreement dated March 8th, 2011 (as the same may be amended, modified, substituted, extended or restated, from time to time, the “Loan Agreement”) by and between the Borrower and the Lender.  All capitalized terms not defined herein shall have the meanings given to such terms in the Loan Agreement.

In accordance with Sections 9 and 12 of the Loan Agreement, the undersigned hereby certifies to the Lender as follows:

1.

All representations and warranties of the Borrower contained in the Loan Agreement, and all other Loan Documents are true and correct in all material respects on and as of the date hereof, except (a) as otherwise set forth in Schedule 1, or (b) to the extent such changes (i) are consented to by the Lender, in writing or (ii) result from transactions contemplated or permitted by the Loan Agreement and the other Loan Documents, occur in the ordinary course of business and singly, or in the aggregate, do not have a Material Adverse Effect (except to the extent that such representations and warranties relate expressly to an earlier date).

2.

The financial statements delivered herewith in Schedule 2, for the month ending _______________, 201__ comply with all applicable provisions of Section 9 of the Loan Agreement.

3.

Except as set forth in Schedule 3, since the date of the most recent Covenant Compliance Certificate submitted by the Borrower to the Lender, the Borrower's business, assets, fiscal condition and operations have not been adversely affected in any material manner.

4.

Except as set forth in Schedule 4, attached hereto, and except disclosed to the Lender in writing, in previously submitted Covenant Compliance Certificates, there have been no changes to (i) the Certificate of Formation or Operating Agreement of the Borrower or any Active Subsidiary, or (ii) the incumbency of the Borrower's officers whose signatures were certified and submitted to the Lender on the Closing Date.

5.

Except as set forth in Schedule 5, the undersigned has caused the provisions of the Loan Agreement to be reviewed and to the undersigned’s actual knowledge there is no Event of Default thereunder.  Further, there is no condition which, with the passage of time or giving of notice or both, would constitute an Event of Default thereunder.

6.

Attached hereto as Schedule 6 are calculations demonstrating that, based upon the financial statements of the Borrower submitted herewith, the Borrower is in compliance with all financial covenants set forth in Section 12 of the Loan Agreement, as applicable for such period, except as noted on Schedule 6 attached hereto.

7.

In Schedule 7 the Borrower has listed (a) all changes in the principal places of business of the Borrower and each Active Subsidiary, (b) all additional places of business for the Borrower and/or each Active Subsidiary that have arisen since the last Covenant Compliance Certificate was submitted to the Lender.

[Remainder of page intentionally left blank.  Signature page to follow.]

I hereby certify that foregoing statements, covenants, representations and warranties are true and correct, on the date hereof.

BORROWER

SOFTECH, INC.

Dated:_______________, ___ 201__

__________________________

Jean Croteau

Chief Executive Officer

[Signature page to Covenant Compliance Certificate]

SCHEDULE 1

None.

[Remainder of the page is blank.]

SCHEDULE 2

[The financial reports and disclosures start on the following page.]

SCHEDULE 3

None.

[Remainder of the page is blank.]

SCHEDULE 4

None.

[Remainder of the page is blank.]

SCHEDULE 5

None.

[Remainder of the page is blank.]

SCHEDULE 6

Date of Fiscal Quarter End ______________, ___ 201__

All capitalized terms herein are defined in the Loan Agreement.

Section 12.1 Leverage Ratio: the ratio of (i) Total Bank Debt to (ii) EBITDA, calculated on a rolling four (4) fiscal quarter basis. For the fiscal quarter ending August 30, 2011, EBITDA will be calculated by multiplying EBITDA for the preceding six (6) months by two (2); and for the fiscal quarter ending November 30, 2011, EBITDA will be calculated by multiplying EBITDA for the preceding nine (9) months by four thirds (4/3).

Term Loan Balance	$
Revolving Credit Balance	$
TOTAL BANK DEBT	$

Net Income	$
plus: Interest Expense	$
plus: Taxes	$
plus: Depreciation and Amortization	$
plus: non recurring transaction fees and expenses	$
plus: non cash losses	$
minus: non cash gains	$
EBITDA	$

Ratio of Total Bank Debt to EBITDA		_____:_____

The Borrower shall not permit its Leverage Ratio to exceed the following amounts in the periods indicated.

Fiscal Quarters - Time Periods	Maximum Leverage Ratio
March 1, 2011 to November 30, 2011	2.25:1.00
December 1, 2011 to May 31, 2012	2.00:1.00
June 1, 2012 to November 30, 2012	1.75:1.00
December 1, 2012 to February 28, 2014	1.50:1.00

[continued on next page]

Section 12.2 Fixed Charge Coverage Ratio: the ratio of (i) EBITDA for the previous four (4) fiscal quarters to (ii) Fixed Charges for the previous four (4) fiscal quarters, calculated at the end of each fiscal quarter. For the fiscal quarter ending August 30, 2011, EBITDA and Fixed Charges will be calculated by multiplying EBITDA and Fixed Charges for the preceding six (6) months by two (2); and for the fiscal quarter ending November 30, 2011, EBITDA and Fixed Charges will be calculated by multiplying EBITDA and Fixed Charges for the preceding nine (9) months by four thirds (4/3).

EBITDA:	$

Fixed Charges:
Interest Paid	$
Taxes Paid (excluding state taxes arising from the
forgiveness of debt owed to Greenleaf Capital, Inc.)	$
Scheduled Principal Paid (excluding Excess cash Flow
payments)	$
Non Financed Capital Expenditures	$
TOTAL FIXED CHARGES	$

Ratio of EBITDA to Fixed Charges

          ______:______

Must equal or exceed 1.25:1

Section 12.2 Liquidity Ratio: the ratio of (i) (a) Cash, plus (b) availability under the Revolving Note, plus (c) Accounts Receivable, to (ii) (a) Accounts Payable plus (c) Accrued Expenses.

Cash	$
Availability under the Revolving Note	$
Accounts Receivable	$
TOTAL “A”	$

Account Payable	$
Accrued Expenses	$
TOTAL “B”	$

Ratio of A to B		______:______

Must equal or exceed 1.50:1

SCHEDULE 7

None.

[Remainder of the page is blank.]

EXHIBIT 10.8

List of Leases

1.

Lease Agreement, dated October 2010, by and between Troy Place I Associates as landlord and SofTech, Inc. as tenant, for real property located at 3001 West Big Beaver Road, troy, Michigan.

2.

Standard Lease Agreement, dated November 19, 2007, by and between connector Park Holding II, LLC, as landlord, and SofTech, inc. as tenant, for real property located at 59 Lowes Way, Lowell, Massachusetts, as amended by that certain Amendment No. 1 to Lease, dated April 1, 2010.

3.

The Active Foreign Subsidiaries maintain lease agreements in their respective jurisdictions of organization.

[The remainder of the page is blank.]

EXHIBIT 11.4

Permitted Loan: Borrower to Guarantor

1.

In May 1998, Joseph Mullaney, when he was the Borrower’s Chief Executive Officer, borrowed $134,000 from the company.  The loan does not accrue interest.  The loan proceeds were used to purchase 75,000 shares of common stock from the Borrower.  Mr. Mullaney pledged such purchased stock to secure the loan.  Mr. Mullaney also pledge options to purchase stock in the Borrower as additional collateral for the loan.  The Borrower and Mr. Mullaney agreed that the loan would be repaid when Mr. Mullaney sells the pledged stock and sold stock obtained through the exercise of the pledged stock options.  As of the Closing Date the loan remains unpaid and outstanding.

EXHIBIT 11.10

List of Inactive Subsidiaries

(alphabetical order)

Adra Systems Sarl

SofTech Investments, Inc.

SofTech Technologies Ltd.

[The remainder of the page is blank.]

EXHIBIT 15.11

Notice Addresses

If to the Lender:

Barbara Flight

Senior Vice President

One Conant Capital, LLC

One Post Office Square, Suite 3710

Boston, Massachusetts 02109

With a Copy to:

Sean W. Gilligan, Esq.

Gesmer Updegrove LLP

40 Broad Street

Boston, Massachusetts 02110

If to the Borrower:

Joseph P. Mullaney

President

SofTech, Inc.

59 Lowes Way, Suite 401

Lowell, Massachusetts 01851

with a copy to

Matthew Gardella, Esq.

Matthew McTygue, Esq.

Edwards, Angel, Palmer & Dodge LLP

111 Huntington Avenue

Boston, Massachusetts 02199

EXHIBIT 16

List of Commercial Tort Claims

None.

[The remainder of the page is blank.]

EXHIBIT 17

List of Dissolved Subsidiaries

(alphabetical order)

AMG Associates, Inc.

Compass, Inc.

Ram Design and Graphics Corp.

SofTech Acquisition Corp.

System Constructs, Inc.

[The remainder of the page is blank.]

EXHIBIT 18

List of Intellectual Property

[The schedule appears on the following page. The remainder of the page is blank.]

Patent Summary
Patent No./Date	Application No.	Appl. Date	Country	Title of Patent	Status	Expiration Date	SofTech Product

5655095/ 5-Aug-97	08/699118	16-Aug-96	USA	Method and System for Design and Drafting	Granted	9-Nov-2013	Cadra

5929856/ 27-Jul-99	08/902665	30-Jul-97	USA	Method and System for Design and Drafting	Granted	27-Jan-2011	Cadra

6006195/ 21-Dec-99	08/638106	26-Apr-96	USA	Product Development System and Method	Granted	26-Apr-2016	ProductCenter
Using Integrated Process and Data Mgmt.

6138104/ 24-Oct-2000	09/419230	15-Oct-99	USA	Product Development System and Method	Granted	15-Oct-2019	ProductCenter
Using Integrated Process and Data Mgmt.
Trademark Summary

Name	Country	Classes	First Use	Good and Services	Ser. No.	Renewal Date

Cadra	USA	9,16	6/1/1983	Computing Programs used for Design	76-371,880	8-Jun-2014
Drafting and Printer User Manuals therefore,
Sold as a unit, In class 9

Printed Computer Manuals on the subject
of Design Drafting, in Class 16

Cadra	European Union	9,16,35,38,42		See Note 1 below	154039	1-Apr-2016
(Adra Systems Inc.)

ProductCenter	USA	21,23,26,36,38	6/15/1998	Computer Programs and Software for use in	77-648,598	7/21/2019
managing product development and for
modeling and organizing business, engineering
and manufacturing projects.

ProductCenter	European Union	17-May-00		Class 9 - Computer software	1661859	17-May-2020

SofTech	Canada	11/24/2003			TMA,348,907	9-Dec-2018

Copyright Summary
Registration Numbers

Tool Maker	TX4863373
Tool Designer	TX4863371
Prospector	TX4863372
Cadra	TX4863374

Note 1:

Class 9:

Scientific, electric or electronic apparatus and instruments;apparatus and equipment for recording, transmission or reproduction of data;magnetic or optical data carriers and data media, data processing apparatus;computers and computer systems,computer software,computer programs,computer files,data transmission networks, and the constituent parts of all these products;

Class 16:

Paper or cardboard tapes for recording computer programs; paper, cardboard;brochures, pamplets, periodicals, magazines and other printed matter; manuals an instructional and teaching material (except apparatus).

Class 35:

Advertising;distribution of leaflets and samples; computerized file management; organization and exhibitions for commercial or advertising purposes.

Class 38:

Telecommunications, communications by computer terminals.

Class 42:

Scientific and industrial research; computer programming: development and engineering services in the field of computers:design of computer systems and computer hardware; consultancy in relation to the selection of computers, computer hardware, computer software, computer files and data bases, data communication networks; leasing access time to a computer data base server.

Note 2:

Computer software for making compatible otherwisse incomptable software and systems to allow viewing and extraction of data from word processing documents, spreadsheets, presentations, two-dimensional drawings and three dimensional solid models.

Note 3:

See Note 2 for Class 9

Class 16:

Printed matter relating to computer software for making compatible otherwise incompatible software and systems to allow viewing of and extraction of data from word processing documents, spread sheets, presentations, two dimensional drawings and three dimensional solid models.

Class 42:

Computer hardware and software consulting services; computer programming; computer database management; consultancy, advisory and information relating to computer hardware and computer software; all relating to computer software for making compatible otherwise incompatible software and systems to allow viewing of and extraction of data from word processing documents, spread sheets, presentations, two dimensional drawings and three dimensional solid models.

EXHIBIT 19

List of Permitted Debt

1.

Borrower’s equipment lease agreement with Northern Business Machine, under which Borrower leases a copy machine, and pays $557 per month in lease payments.  The lease agreement was entered into in October 2009, and has a lease term of fifty (50) months.

[The remainder of the page is blank.]

EXHIBIT 20

List of Permitted Liens

1.

Borrower’s equipment lease agreement with Northern Business Machine, under which Borrower leases a copy machine, and pays $557 per month in lease payments.  The lease agreement was entered into in October 2009, and has a lease term of fifty (50) months.

2.

Liens in favor of Greenleaf Capital, Inc., which are subordinate to liens held by the Lender pursuant to the Subordination Agreement.

[The remainder of the page is blank.]